Exhibit 4.1
EXECUTION VERSION

INTERDIGITAL, INC.
2.50% Senior Convertible Notes due 2016

INDENTURE
Dated as of April 4, 2011

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
Trustee

Exhibit A	—	Form of Note

Exhibit B	—	Restricted Common Stock Legend

Exhibit C	—	Form of Supplemental Indenture for a Subsidiary Guarantee

          INDENTURE dated as of April 4, 2011 between INTERDIGITAL, INC., a Pennsylvania corporation, as issuer (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association organized under the laws of the United States, as trustee (the “Trustee”).
          WHEREAS, the Company has duly authorized the creation of an issue of its 2.50% Senior Convertible Notes due 2016 (the “Notes”), having the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture; and
          WHEREAS, all things necessary to make the Notes, when the Notes are duly executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, in accordance with their and its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized,
          NOW, THEREFORE, THIS INDENTURE WITNESSETH:
          For and in consideration of the premises and the purchase of the Notes by the holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all holders of the Notes, as follows:
ARTICLE 1
Definitions and Incorporation by Reference
          SECTION 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the respective meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Indenture. The words “herein”, “hereof”, “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The word “or” is not exclusive and the word “including” means including without limitation. The terms defined in this Article include the plural as well as the singular.
          “Additional Notes” has the meaning specified in Section 2.01.
          “Additional Shares” has the meaning specified in Section 10.03.
          “Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          “Agent Members” has the meaning specified in Section 2.08(b)(vi).
          “Averaging Period” has the meaning specified in Section 10.04(e).
          “Bankruptcy Law” has the meaning specified in Section 6.01.
          “Board of Directors” means the Board of Directors of the Company or, other than in the case of the definition of “Continuing Directors,” any committee thereof duly authorized to act on behalf of such Board.
          “Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
          “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.
          “Closing Sale Price” per share of the Common Stock or any other security for which a Closing Sale Price must be determined on any Trading Date means:
     (i) the closing sale price per share of the Common Stock or such other security (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock or such other security is traded;
     (ii) if the Common Stock or such other security is not listed on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock or such other security in the over-the-counter market on such date as reported by Pink OTC Markets Inc. or a similar organization; or
     (iii) if the Common Stock or such other security is not so quoted, as determined by a nationally recognized securities dealer retained by the Company for that purpose.
          The Closing Sale Price shall be determined without reference to early hours, after hours or extended market trading.
          “Common Stock” means the Common Stock, par value $0.01 per share, of the Company, or such other capital stock into which the Company’s common stock is reclassified or changed pursuant to Section 10.05.

          “Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the Trust Indenture Act, each other obligor on the indenture securities.
          “Continuing Director” means, as of any date of determination, any member of the Board of Directors who:
     (i) was a member of the Board of Directors on the date of this Indenture; or
     (ii) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of the new director’s nomination or election.
          “Conversion Agent” means the agency appointed by the Company to which Notes may be presented for conversion. The Conversion Agent appointed by the Company shall initially be the Trustee.
          “Conversion Date” has the meaning specified in Section 10.02(a).
          “Conversion Notice” has the meaning specified in Section 10.02(a).
          “Conversion Obligation” has the meaning specified in Section 10.01.
          “Conversion Period” means the 20 consecutive VWAP Trading Day period:
     (i) if the Conversion Date occurs during the period beginning on, and including, the 25th Scheduled Trading Day immediately preceding the Maturity Date, beginning on, and including, the 22nd Scheduled Trading Day immediately preceding the Maturity Date; and
     (ii) in all other cases, beginning on, and including, the third VWAP Trading Day immediately following the Conversion Date.
          “Conversion Price” on any date of determination means $1,000 divided by the Conversion Rate as of such date.
          “Conversion Rate” shall initially be 17.3458 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as provided in Article 10.
          “Conversion Settlement Amount” has the meaning specified in Section 10.01(b).
          “Corporate Trust Office” or other similar term, means the designated office of the Trustee at which at any particular time its corporate trust business as it relates to this Indenture shall be administered, which office is, at the date as of which this Indenture is dated, located at The Bank of New York Mellon Trust Company, N.A., 525 William Penn Place, 38th Floor, Pittsburgh, Pennsylvania 15259, Attention: Corporate Trust Administration or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.

          “Custodian” has the meaning specified in Section 6.01.
          “Daily Conversion Value” for any VWAP Trading Day in the applicable Conversion Period equals 1/20th of:
     (i) the Conversion Rate in effect on that VWAP Trading Day, multiplied by
     (ii) the VWAP of the Common Stock on that VWAP Trading Day.
          “Daily Settlement Amount” for each of the 20 consecutive VWAP Trading Days in the relevant Conversion Period shall consist of:
     (i) cash equal to the lesser of $50 and the Daily Conversion Value; and
     (ii) if the Daily Conversion Value exceeds $50, a number of shares of Common Stock equal to (1) the difference between the Daily Conversion Value and $50, divided by (2) the VWAP of the Common Stock on such VWAP Trading Day.
          “declaration date” shall mean, with respect to a distribution by the Company to all or substantially all of its holders of Common Stock, the date on which the distribution has been authorized by the Board of Directors under applicable law.
          “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
          “Defaulted Interest” has the meaning specified in Section 2.13.
          “Depositary” means the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Global Notes. DTC shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.
          “Dividend Threshold Amount” has the meaning specified in Section 10.04(d).
          “DTC” means The Depository Trust Company.
          “Effective Date” has the meaning specified in Section 10.03.
          “Event of Default” has the meaning specified in Section 6.01.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
          “Ex-Dividend Date” means the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question from the Company or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

          “Expiration Date” has the meaning specified in Section 10.04(e).
          “Foreign Subsidiary” means any direct or indirect Subsidiary of the Company that is not organized under the laws of the United States or any state thereof or the District of Columbia.
          “Fundamental Change” shall be deemed to have occurred when any of the following has occurred:
     (i) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” becomes the “beneficial owner” (as these terms are defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s Capital Stock that is at the time entitled to vote by the holder thereof in the election of the Board of Directors (or comparable body); or
     (ii) the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors; or
     (iii) the adoption of a plan relating to the Company’s liquidation or dissolution; or
     (iv) (A) the consolidation, merger or binding share exchange of the Company with or into any other Person, other than:
(a)	any transaction that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company’s Capital Stock; or

(b)	any merger primarily for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity; provided such shares are or shall immediately be listed for trading on the NASDAQ Global Market, the NASDAQ Global Select Market or The New York Stock Exchange (or any of their respective successors); or
             (B) the sale, conveyance, transfer, lease or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as this term is used in Section 13(d)(3) of the Exchange Act); or
     (v) the Common Stock or other common stock based on which the Notes are convertible is neither listed for trading on the NASDAQ Global Market, the NASDAQ Global Select Market or The New York Stock Exchange (or any of their respective successors).
provided, however, that any transaction or event described above shall not constitute a Fundamental Change if, in connection with such transaction or event, or as a result therefrom, a transaction described in clause (1) or (4) above occurs and at least 90% of the consideration paid for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) consists of shares of common stock traded on any of the NASDAQ Global Market, the NASDAQ Global Select Market or The New York Stock Exchange (or any of their respective successors) (or shall be so traded or quoted immediately following the completion of the merger or consolidation or such other transaction) and, as a result of such transaction, the Notes become convertible into a combination of cash (in respect of an amount up to and including, the principal portion of such Notes) and Reference Property comprised of such consideration as described under Section 10.05.
          “Fundamental Change Company Notice” has the meaning specified in Section 3.01(b).
          “Fundamental Change Repurchase Date” has the meaning specified in Section 3.01(a).
          “Fundamental Change Repurchase Expiration Time” has the meaning specified in Section 3.01(a)(1).
          “Fundamental Change Repurchase Notice” has the meaning specified in Section 3.01(a)(1).
          “Fundamental Change Repurchase Price” has the meaning specified in Section 3.01(a).
          “GAAP” means generally accepted accounting principles in the United States of America set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) statements and pronouncements of the Financial Accounting Standards Board, (3) in such other statement by such other entity as have been approved by a significant segment of the accounting profession.
          “Global Note Legend” is as set forth in Exhibit A.
          “Global Notes” has the meaning specified in Section 2.02.
          “Holder” means the Person in whose name a Note is registered on the Registrar’s books.
          “Indebtedness” means, with respect to any Person, any indebtedness of that Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers acceptances if and to the extent any of the foregoing indebtedness (other than letters of credit) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a lien on any assets of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any Indebtedness of any other Person; provided, however, that Indebtedness shall not include (i) any intercompany Indebtedness or (ii) any trade payables.

          “Indenture” means this Indenture as amended or supplemented from time to time.
          “Initial Purchaser” means Barclays Capital Inc.
          “interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes, including Defaulted Interest, if any, Rule 144 Additional Interest, if any, and Reporting Additional Interest, if any.
          “Interest Payment Date” has the meaning specified in Section 2.03(c).
          “Market Disruption Event” means, if the Common Stock is listed for trading on the NASDAQ Global Select Market or another U.S. national or regional securities exchange, the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any Trading Day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.
          “Maturity Date” means March 15, 2016.
          “Merger Common Stock” has the meaning specified in Section 10.05.
          “Merger Event” has the meaning specified in Section 10.05.
          “Merger Valuation Percentage” has the meaning specified in Section 10.05.
          “Merger Valuation Period” has the meaning specified in Section 10.05.
          “Non-U.S. Holder” means a Holder that is not treated as a United States person for U.S. federal income tax purposes as defined under Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended from time to time.
          “Non-Stock Change of Control” has the meaning specified in Section 10.03.
          “Notes” means any Notes issued, authenticated and delivered under this Indenture, including any Global Notes.
          “Notice of Default” has the meaning specified in Section 6.01.
          “Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Controller, the General Counsel, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.
          “Officers’ Certificate” means a certificate signed by two Officers. One of the Officers executing an Officers’ Certificate in accordance with Section 4.06 shall be the Chief Executive Officer, Chief Financial Officer or General Counsel of the Company.

          “Opinion of Counsel” means a written opinion, acceptable to the Trustee, from legal counsel. The counsel may be an employee of or counsel to the Company.
          “Paying Agent” has the meaning specified in Section 2.05.
          “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
          “Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.
          “Preliminary Offering Memorandum” means the preliminary offering memorandum, dated March 28, 2011, relating to the offering and sale by the Issuer of the Notes.
          “protected purchaser” has the meaning specified in Section 2.09.
          “Purchase Agreement” means the purchase agreement dated as of March 29, 2011 between the Company and the Initial Purchaser relating to the offer and sale of the Notes.
          “Record Date” means, in respect of a dividend or distribution to holders of Common Stock, the date fixed for determination of holders of Common Stock entitled to receive such dividend or distribution.
          “Reference Property” has the meaning specified in Section 10.05.
          “Register” has the meaning specified in Section 2.05.
          “Registrar” has the meaning specified in Section 2.05.
          “Regular Record Date” means, with respect to any Interest Payment Date of the Notes, the March 1 and September 1 preceding the applicable March 15 and September 15 Interest Payment Date, respectively.
          “Reporting Additional Interest” has the meaning specified in Section 6.13.
          “Resale Restriction Termination Date” has the meaning specified in Section 2.08(d).
          “Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, senior associate, associate, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

          “Restricted Common Stock Legend” is as set forth in Exhibit B.
          “Restricted Note Legend” is as set forth in Exhibit A.
          “Restricted Securities” has the meaning specified in Section 2.08(c).
          “Rule 144 Additional Interest” means all amounts, if any, payable pursuant to Section 4.12.
          “Rule 144A” means Rule 144A as promulgated under the Securities Act as it may be amended from time to time hereafter.
          “Schedule TO” means a Tender Offer Statement under Section 14(d)(1) or 13(e)(1) of the Exchange Act.
          “Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary U.S. national securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.
          “SEC” means the Securities and Exchange Commission.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Significant Subsidiary” with respect to any Person means any Subsidiary of such Person that constitutes a “significant subsidiary” within the meaning of Rule 1-02(w) under Regulation S-X under the Exchange Act.
          “Special Interest Payment Date” has the meaning specified in Section 2.13(a).
          “Special Record Date” has the meaning specified in Section 2.13(a).
          “Spin-off” has the meaning specified in Section 10.04(c).
          “Stock Price” means, with respect to any Non-Stock Change of Control:
     (i) if holders of the Common Stock receive only cash in such Non-Stock Change of Control, the cash amount paid per share;
     (ii) otherwise, the average of the Closing Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of such Non-Stock Change of Control.
          “Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.
          “Subsidiary Guarantee” means a guarantee of the obligations and performances of the Company pursuant to this Indenture and the Notes by any Subsidiary Guarantor.
          “Subsidiary Guarantor” means any Subsidiary of the Company which provides a Subsidiary Guarantee of the Company’s obligations under this Indenture and the Notes pursuant to a supplemental indenture in the form of Exhibit C hereto, until such Subsidiary Guarantee is released in accordance with the terms of this Indenture.
          “Successor Company” has the meaning specified in Section 5.01(a).
          “Trading Day” means a day during which:
     (i) trading in the Common Stock generally occurs on the NASDAQ Global Select Market or, if the Common Stock is not then listed on the NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and
     (ii) there is no Market Disruption Event.
If the Common Stock is not so listed or traded, “Trading Day” means a Business Day.
          “Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of Notes obtained by the Company for $5,000,000 principal amount of the Notes at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers selected by the Company, which may include the Initial Purchaser; provided that if at least two such bids cannot reasonably be obtained by the Company, but one such bid can reasonably be obtained by the Company, this one bid shall be used. If the Company cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Notes from a nationally recognized securities dealer or, in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Notes, then, for purposes of the Trading Price conversion contingency described in Section 10.01(4) only, the Trading Price of the Notes shall be deemed to be less than 98% of the product of the Closing Sale Price of the Common Stock and the Conversion Rate on such Trading Day. If the Company does not so obtain bids when required (as described in Section 10.01(4)), the Trading Price per $1,000 principal amount of the Notes shall be deemed to be less than 98% of the product of the Closing Sale Price of the Common Stock and the Conversion Rate on each day the Company fails to do so.
          “Trigger Event” has the meaning specified in Section 10.04(b).
          “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended.

          “Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.
          “Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.
          “Valuation Period” has the meaning specified in 10.04(c).
          “VWAP” or “volume weighted average price” per share of the Common Stock on any VWAP Trading Day means such price as displayed on Bloomberg (or any successor service) page IDCC <EQUITY> AQR in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day; or, if such price is not available, the volume weighted average price means the market value per share of the Common Stock on such day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company. The “VWAP” or “volume-weighted average price” shall be determined without regard to early hours or after hours trading or any other trading outside of the regular trading session trading hours.
“VWAP Market Disruption Event” means:
     (i) a failure by the securities exchange or market referenced in the definition of “VWAP Trading Day” to open for trading during its regular trading session; or
     (ii) the occurrence or existence prior to 1:00 p.m. on any VWAP Trading Day for the Common Stock of an aggregate one-half hour of suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by a stock exchange or otherwise) in the Common Stock or in any option contracts or futures contracts relating to the Common Stock.
“VWAP Trading Day” means a day on which:
     (i) trading in the Common Stock generally occurs;
     (ii) there is no VWAP Market Disruption Event; and
     (iii) a Closing Sale Price for the Common Stock is provided on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded.
If the Common Stock is not so listed or traded, “VWAP Trading Day” means a Business Day.
          “Wholly Owned Subsidiary” means a Subsidiary of the Company, all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

ARTICLE 2
The Notes
          SECTION 2.01. Designation, Amount and Issuance of Notes. The Notes shall be designated as “2.50% Senior Convertible Notes due 2016.” The Notes shall not exceed the aggregate principal amount of $230,000,000, as provided in the Purchase Agreement (except pursuant to this Section and Sections 2.09 and 2.11). Upon the execution of this Indenture, or from time to time thereafter, Notes may be executed by the Company and delivered to the Trustee for authentication.
     The Company may, without the consent of Holders, issue additional Notes hereunder in the future on the same terms and conditions of the Notes issued hereunder, except for any differences in the issue price and interest accrued prior to the issue date of the additional Notes; provided that such differences do not cause the additional Notes to constitute a different class of securities than the Notes for U.S. federal income tax purposes (such additional Notes, the “Additional Notes”). The Notes initially issued hereunder and any such Additional Notes shall rank equally and ratably and shall be treated as a single series for all purposes under this Indenture. The Company may not issue any Additional Notes if any Event of Default has occurred with respect to the Notes.
          SECTION 2.02. Form of the Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A hereto. The terms and provisions contained in the form of Notes attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
          Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the custodian for the Global Notes or the Depositary or as may be required for the Notes to be tradable on any market developed for trading of securities pursuant to Rule 144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.
          So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.08(b), all of the Notes shall be evidenced by one or more Notes in global form registered in the name of the Depositary or the nominee of the Depositary (the “Global Notes”). The transfer and exchange of beneficial interests in any such Global Notes shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary. Except as provided in Section 2.08(b), beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, shall not receive or be entitled to receive physical delivery of certificates in definitive registered form and shall not be considered holders of such Global Note.
          Any Global Notes shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced on the books and records of the Depositary and Trustee to reflect repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the custodian for the Global Note, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Notes in accordance with this Indenture. Payment of principal of and any interest on any Global Notes shall be made to the Depositary in immediately available funds.
          SECTION 2.03. Date and Denomination of Notes; Payment at Maturity; Payment of Interest.
          (a) Date and Denomination. The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the Notes.
          (b) Payment at Maturity. Each Holder shall be entitled to receive on the Maturity Date, per $1,000 principal amount of Notes, $1,000 in cash, together with accrued and unpaid interest thereon to, but excluding, the Maturity Date, unless such Note is earlier converted or repurchased. With respect to Global Notes, principal and any interest shall be paid to the Depositary in immediately available funds. With respect to any certificated Notes, principal and any interest shall be payable at the Company’s office or agency, which initially shall be the office or agency of the Trustee located at The Bank of New York Mellon Trust Company, N.A., 525 William Penn Place, 38th Floor, Pittsburgh, Pennsylvania 15259, Attention: Corporate Trust Administration. If the Maturity Date is not a Business Day, payment shall be made on the next succeeding Business Day, and no additional interest shall be accrue thereon.
          (c) Payment of Interest. Interest on the Notes shall accrue at the rate of 2.50% per annum from the date of original issuance of the Notes or from the most recent date to which interest has been paid or duly provided for. Interest shall be payable in arrears on March 15 and September 15 of each year (each, an “Interest Payment Date”), commencing September 15, 2011, to the Person in whose name any Note is registered as it appears on the Register at 5:00 p.m., New York City time, on the applicable Regular Record Date.
          Interest on the Notes shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.
          The Company shall pay interest on:
     (i) any Global Notes to the Depositary in immediately available funds;

     (ii) any Notes in certificated form having a principal amount of less than $2,000,000, by check mailed to the address of the Person in whose name such Notes are registered as it appears in the Register; and
     (iii) any Notes in certificated form having a principal amount of $2,000,000 or more, by wire transfer in immediately available funds at the election of the Holder of such Notes duly delivered to the Trustee at least five Business Days prior to the relevant Interest Payment Date.
          If an Interest Payment Date is not a Business Day, payment shall be made on the next succeeding Business Day, and no additional interest shall accrue thereon.
          SECTION 2.04. Execution and Authentication. One Officer shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.
          A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note. Upon the written order of the Company signed by an Officer, the Trustee shall authenticate a Note executed by the Company. The signature of the Trustee on the Note shall be conclusive evidence that the Note has been duly and validly authenticated under this Indenture.
          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Responsible Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.
          SECTION 2.05. Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Corporate Trust Office shall be considered as one such office or agency of the Company for each of the aforesaid purposes. The Registrar shall keep a register of the Notes (the “Register”) and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent, and the term “Registrar” includes any co-registrars. The Company initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Notes, (ii) the custodian with respect to the Global Notes and (iii) Conversion Agent.
          The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its Wholly Owned Subsidiaries that is not a Foreign Subsidiary may act as Paying Agent or Registrar.
          The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above. The Registrar or Paying Agent may resign at any time upon written notice; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.
          SECTION 2.06. Paying Agent to Hold Money in Trust. Prior to 10:00 a.m., New York City time, on the Maturity Date, each Interest Payment Date, any Fundamental Change Repurchase Date and any settlement date of a Conversion Obligation, the Company shall deposit with the Paying Agent (or if the Company or a Wholly Owned Subsidiary of the Company is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such amounts owed on such dates. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of amounts owed on such dates and shall notify the Trustee of any Default by the Company in making any such payment. If the Company or a Wholly Owned Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.
          SECTION 2.07. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with Section 312(a) of the Trust Indenture Act. If the Trustee is not the Registrar, or to the extent otherwise required under the Trust Indenture Act, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders and the Company shall otherwise comply with Section 312(a) of the Trust Indenture Act.
          SECTION 2.08. Exchange and Registration of Transfer of Notes; Restrictions on Transfer.
          (a) The Company shall cause to be kept at the Corporate Trust Office the Register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time.

          Upon surrender for registration of transfer of any Notes to the Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.08, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.
          Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the holder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.
          All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.
          All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, and the Notes shall be duly executed by the holder thereof or his attorney duly authorized in writing.
          No service charge shall be made to any holder for any registration of, transfer or exchange of Notes, but the Company or the Trustee may require payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.
          Neither the Company nor the Trustee nor any Registrar shall be required to exchange, issue or register a transfer of (a) any Note or portions thereof surrendered for conversion pursuant to Article 10 or (b) any Note or portions thereof tendered for repurchase (and not withdrawn) pursuant to Article 3.
          (b) The following provisions shall apply only to Global Notes:
     (i) Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian for the Global Notes therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture.
     (ii) Notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless:

     (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note and a successor Depositary has not been appointed within 60 days;
     (B) the Depositary has ceased to be registered as a clearing agency under the Exchange Act and a successor Depositary has not been appointed within 60 days; or
     (C) an Event of Default with respect to the Notes has occurred and is continuing and such beneficial owner requests that its Notes be issued in physical, certificated form.
     (iii) In addition, certificated Notes shall be issued in exchange for beneficial interests in a Global Note upon request by or on behalf of the Depositary in accordance with customary procedures following the request of a beneficial owner seeking to enforce its rights under the Notes or this Indenture, including its rights following the occurrence of an Event of Default.
     (iv) Notes issued in exchange for a Global Note or for any portion of a Global Note pursuant to clause (ii) or (iii) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Notes or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Notes to be exchanged shall be surrendered by the Depositary to the Trustee, as Registrar; provided that pending completion of the exchange of a Global Note, the Trustee acting as custodian for the Global Notes for the Depositary or its nominee with respect to such Global Notes, shall reduce the principal amount thereof, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the books and records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Notes issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.
     (v) In the event of the occurrence of any of the events specified in clause (ii) above or upon any request described in clause (iii) above, the Company shall promptly make available to the Trustee a sufficient supply of certificated Notes in definitive, fully registered form, without interest coupons.
     (vi) Neither any members of, or participants in, the Depositary (the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Notes registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Notes.
     (vii) At such time as all interests in a Global Note have been repurchased, converted, cancelled or exchanged for Notes in certificated form, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the custodian for the Global Note. At any time prior to such cancellation, if any interest in a Global Note is repurchased, converted, cancelled or exchanged for Notes in certificated form, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the custodian for the Global Note, be appropriately reduced, and an endorsement shall be made on such Global Note, by the Trustee or the custodian for the Global Note, at the direction of the Trustee, to reflect such reduction.
          (c) Every Note (and all securities issued in exchange therefor or in substitution thereof) that bears or is required under this Section 2.08(c) to bear the Restricted Note Legend (together with any Common Stock issued upon conversion of the Notes and required to bear the Restricted Common Stock Legend, collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.08(c) (including those set forth in the Restricted Note Legend and the Restricted Common Stock Legend) unless such restrictions on transfer shall be waived by written consent of the Company following receipt of legal advice supporting the permissibility of the waiver of such transfer restrictions, and the holder of each such Restricted Security, by such holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.08(c), the term “transfer” means any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.
          (d) Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the last date of the original issuance of the Notes, or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereunder, and (2) such later date, if any, as may be required by applicable laws, any certificate evidencing a Restricted Security shall bear the Restricted Note Legend (or in the case of Common Stock issued upon conversion of the Notes, the Restricted Common Stock Legend), unless such Restricted Security has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or sold pursuant to Rule 144 under the Securities Act or any similar provision then in force, or unless otherwise agreed by the Company in writing as set forth above, with written notice thereof to the Trustee.

          (e) In connection with any transfer of the Notes prior to the Resale Restriction Termination Date, the holder must complete and deliver the form of assignment set forth on the certificate representing the Note, with the appropriate box checked, to the Trustee (or any successor Trustee, as applicable).
          Any Notes that are Restricted Securities and as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the Restricted Note Legend set forth therein have been satisfied may, upon surrender of such Notes for exchange to the Registrar in accordance with the provisions of this Section 2.08, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by Section 2.08(c). If such Restricted Security surrendered for exchange is represented by a Global Note bearing the Restricted Note Legend, the principal amount of the legended Global Notes shall be reduced by the appropriate principal amount and the principal amount of a Global Note without a Restricted Note Legend shall be increased by an equal principal amount. If a Global Note without the Restricted Note Legend is not then outstanding, the Company shall execute and the Trustee shall authenticate and deliver an unlegended Global Note to the Depositary. The Company shall notify the Trustee in writing upon the occurrence of the Resale Restriction Termination Date and, if applicable, promptly after a registration statement with respect to the Notes or any Common Stock issued upon conversion of the Notes has been declared effective under the Securities Act.
          Any Common Stock issued upon conversion of the Notes as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the Restricted Common Stock Legend.
          (f) The Trustee shall have no responsibility or obligation to any Agent Members or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Agent Member or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the holders of Notes and all payments to be made to holders of Notes under the Notes shall be given or made only to or upon the order of the registered holders of Notes (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Notes shall be exercised only through the Depositary subject to the customary procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members.
          (g) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among Agent Members) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
          SECTION 2.09. Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Holder takes the following actions and satisfies the requirements of Section 8-405 of the Uniform Commercial Code:
     (i) notifies the Company or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and prior to the Registrar registering a transfer of such Note;
     (ii) makes a request to the Company or the Trustee for a replacement Note prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”); and
     (iii) satisfies any other reasonable requirements of the Trustee.
     If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss, expense, claim or liability that any of them may suffer if a Note is replaced and subsequently presented or claimed for payment. The Company and the Trustee may charge the Holder for their expenses in replacing a Note. In case any Note which has matured or is about to mature or has been validly tendered for repurchase on a Fundamental Change Repurchase Date (and not validly withdrawn), or is to be converted, shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence to their satisfaction of the destruction, loss or theft of such Notes and of the ownership thereof.
          Every replacement Note is an additional obligation of the Company.
          The provisions of this Section 2.09 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.
          SECTION 2.10. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

          If a Note is replaced pursuant to Section 2.09, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser.
          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Fundamental Change Repurchase Date or Maturity Date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be repurchased or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.
          SECTION 2.11. Temporary Notes. Pending the preparation of Notes in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Notes shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Notes in certificated form and thereupon any or all temporary Notes may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.
          SECTION 2.12. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, payment or conversion. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, conversion or cancellation in accordance with its customary procedures. The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10.
          The Company may, to the extent permitted by law, repurchase any Notes in the open market or by tender offer at any price or by private agreement. The Company may, at its option, surrender any Notes repurchased by it to the Trustee for cancellation, but may not reissue or resell such Notes. Any Notes surrendered to the Trustee for cancellation may not be reissued or resold and shall be promptly cancelled.
          SECTION 2.13. Defaulted Interest. Any interest on any Note which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 calendar days, shall forthwith cease to be payable to the Holder on the Regular Record Date, and such defaulted interest and interest (to the extent lawful) on such defaulted interest at the annual rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Company at its election, in each case, as provided in clause (a) or (b) below:
          (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at 5:00 p.m., New York City time, on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date (not less than 30 calendar days after such notice) of the proposed payment (the “Special Interest Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest which shall be not more than fifteen calendar days and not less than ten calendar days prior to the Special Interest Payment Date and not less than ten calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall promptly cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given to each Holder, not less than ten calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at 5:00 p.m., New York City time, on such Special Record Date and shall no longer be payable pursuant to the following clause (b).
          (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
          (c) Subject to the foregoing provisions of this Section 2.13, each Note delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.
          SECTION 2.14. CUSIP and ISIN Numbers. The Company in issuing the Notes may use “CUSIP” and “ISIN” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” and “ISIN” numbers in notices of repurchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a repurchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such repurchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any changes to the CUSIP and ISIN numbers.
          SECTION 2.15. Ranking. The Notes constitute a senior general unsecured obligation of the Company, ranking equally in right of payment with any future senior unsecured Indebtedness of the Company and ranking senior in right of payment to any future Indebtedness of the Company that is expressly made subordinate to the Notes by the terms of such Indebtedness.
ARTICLE 3
Repurchase of Notes
          SECTION 3.01. Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right to require the Company to repurchase all or part of such Holder’s Notes in a principal amount thereof that is equal to $1,000 in principal amount or whole multiples thereof, on the date (the "Fundamental Change Repurchase Date”) specified by the Company in the Fundamental Change Company Notice that is not less than 20 nor more than 35 calendar days after the date of the Fundamental Change Company Notice at a repurchase price, payable in cash, equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”). However, if such Fundamental Change Repurchase Date is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the full amount of interest due shall be paid on the Interest Payment Date to the Holder of record on the Regular Record Date and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased. Repurchases of Notes under this Section 3.01 shall be made upon:
     (1) delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Note prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Expiration Time”); and
     (2) delivery or book-entry transfer of the Notes to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Paying Agent, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 3.01 only if the Notes so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.
The Fundamental Change Repurchase Notice shall state:

     (i) with respect to Global Notes, the appropriate Depositary information and, with respect to certificated Notes, the certificate numbers, if any, of the Notes to be tendered for repurchase;
     (ii) the portion of the principal amount of the Notes to be repurchased, which must be $1,000 or whole multiples thereof; and
     (iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture.
     Payment of the Fundamental Change Repurchase Price for Notes for which a Fundamental Change Repurchase Notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the Notes, together with necessary endorsements, to the Paying Agent, as the case may be. Payment of the Fundamental Change Repurchase Price for the Notes shall be made promptly following the later of the Fundamental Change Repurchase Date and the time of book-entry transfer or delivery of the Notes, as the case may be.
     All questions as to the validity, eligibility (including time of receipt) and acceptance of any Notes for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.
     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 3.01 shall have the right to withdraw such Fundamental Change Repurchase Notice at any time prior to the Fundamental Change Repurchase Expiration Time by delivering a written notice of withdrawal to the Paying Agent in accordance with Section 3.02 below.
     The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.
               (b) On or before the tenth Business Day after the occurrence of a Fundamental Change, the Company shall provide to all Holders on the date of the Fundamental Change at their addresses shown in the Register of the Registrar and to beneficial owners to the extent required by applicable law, the Trustee and the Paying Agent a written notice (the “Fundamental Change Company Notice”) of the occurrence of the Fundamental Change and the resulting repurchase right.
     Each Fundamental Change Company Notice shall specify, among other things:
     (i) the events causing the Fundamental Change; and
     (ii) the date of the Fundamental Change;
     (iii) the Fundamental Change Repurchase Date;
     (iv) the last date on which a repurchase upon a Fundamental Change may be exercised, which shall be the Business Day immediately preceding the Fundamental Change Repurchase Date;

     (v) the Fundamental Change Repurchase Price;
     (vi) the names and addresses of the Paying Agent and the Conversion Agent;
     (vii) the procedures that a Holder must follow to exercise the right to repurchase upon a Fundamental Change;
     (viii) that the Fundamental Change Repurchase Price for any Notes as to which a Fundamental Change Repurchase Notice has been given and not withdrawn shall be paid on the later of such Fundamental Change Repurchase Date and the time of book-entry transfer or delivery of the Notes (together with all necessary endorsements);
     (ix) that, except as otherwise provided herein with respect to a Fundamental Change Repurchase Date that is after a Regular Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, on and after such Fundamental Change Repurchase Date (unless there shall be a Default in the payment of the Fundamental Change Repurchase Price), interest on Notes subject to repurchase upon Fundamental Change shall cease to accrue, and all rights of the Holders of such Notes shall terminate, other than the right to receive, in accordance herewith, the Fundamental Change Repurchase Price;
     (x) that a Holder shall be entitled to withdraw its election in the Fundamental Change Repurchase Notice prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date, by means of a letter or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth the name of such Holder, a statement that such Holder is withdrawing its election to have Notes purchased by the Company on such Fundamental Change Repurchase Date pursuant to a repurchase upon a Fundamental Change, the certificate number(s) of such Notes to be so withdrawn, if such Notes are certificated Notes, the principal amount of the Notes of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof and the principal amount, if any, of the Notes of such Holder that remain subject to the Fundamental Change Repurchase Notice delivered by such Holder in accordance with this Section 3.01, which amount must be $1,000 or an integral multiple thereof; provided, however, that if there shall be a Default in the payment of the Fundamental Change Repurchase Price, a Holder shall be entitled to withdraw its election in the Fundamental Change Repurchase Notice at any time during which such Default is continuing;
     (xi) the Conversion Rate and any adjustments to the Conversion Rate that shall result from such Fundamental Change;
     (xii) that Notes with respect to which a Fundamental Change Repurchase Notice is given by a Holder may be converted pursuant to Article 10 only if such Fundamental Change Repurchase Notice has been withdrawn in accordance with this Section 3.01 or the Company defaults in the payment of the Fundamental Change Repurchase Price;
     (xiii) the CUSIP number or numbers, as the case may be, of the Notes; and
     (xiv) the procedures that Holders must follow to require the Company to repurchase their Notes.
No failure of the Company to give the foregoing notices and no defect therein shall limit the repurchase rights of Holders or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.01.
          (c) Notwithstanding the foregoing, no Notes may be repurchased by the Company at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Repurchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes).
          SECTION 3.02. Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Corporate Trust Office in accordance with the Fundamental Change Repurchase Notice at any time prior to the Fundamental Change Repurchase Expiration Time, specifying:
     (1) with respect to Global Notes, the appropriate Depositary information and, with respect to certificated Notes, the certificate number, if any, of the withdrawn Notes;
     (2) the principal amount of the withdrawn Notes; and
     (3) the principal amount, if any, of such Notes that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or multiples of $1,000.
          SECTION 3.03. Deposit of Fundamental Change Repurchase Price. Prior to 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent or, if the Company or a Wholly Owned Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.06, an amount of cash in immediately available funds, sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Notes or portions thereof that are to be repurchased as of the Fundamental Change Repurchase Date.
          If the Paying Agent holds on the Fundamental Change Repurchase Date cash sufficient to pay the Fundamental Change Repurchase Price of the Notes that Holders have elected to require the Company to repurchase in accordance with Section 3.01, then, as of the Fundamental Change Repurchase Date:

     (i) such Notes shall cease to be outstanding, interest shall cease to accrue, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Paying Agent, as the case may be; and
     (ii) all other rights of the Holders of such Notes shall terminate, other than the right to receive the Fundamental Change Repurchase Price upon delivery or transfer of the Notes.
          SECTION 3.04. Notes Repurchased in Part. Upon presentation of any Notes repurchased only in part, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Note or Notes, of any authorized denomination, in aggregate principal amount equal to the unrepurchased portion of the Notes presented.
          SECTION 3.05. Covenant to Comply with Securities Laws Upon Repurchase of Notes. In connection with any repurchase upon a Fundamental Change, the Company shall, to the extent applicable, (i) comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of the offer to repurchase the Notes; (ii) file a Schedule TO or any other schedule required in connection with any offer by the Company to repurchase the Notes; and (iii) comply with all other federal and state securities laws in connection with any offer by the Company to repurchase the Notes.
ARTICLE 4
Covenants
          SECTION 4.01. Payment of Notes. The Company shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.
          The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the rate and in the manner specified in Section 2.13.
          SECTION 4.02. Maintenance of Office or Agency. The Company shall maintain an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion or repurchase and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. As of the date of this Indenture, such office is located at the office of the Trustee located at The Bank of New York Mellon Trust Company, N.A., 525 William Penn Place, 38th Floor, Pittsburgh, Pennsylvania 15259, Attention: Corporate Trust Administration and, at any other time, at such other address as the Trustee may designate from time to time by notice to the Company. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.
          The Company may also from time to time designate co-registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
          SECTION 4.03. Reports; 144A Information.
          (a) The Company shall provide the Trustee with a copy of the reports it must file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act no later than the time those reports must be filed with the SEC (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). The filing of these reports with the SEC through its EDGAR database within the time periods for filing the same under the Exchange Act (taking into account any applicable grace periods provided thereunder) shall satisfy the Company’s obligation to furnish those reports to the Trustee; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such filings have been made.
          (b) If at any time the Company is not subject to the reporting obligations of the Exchange Act, the Company shall furnish to the Holders or beneficial holders and prospective purchasers of the Notes or the Common Stock issued upon conversion, upon their request, the information, if any, required under Rule 144A(d)(4) under the Securities Act until such time as such securities are not longer “restricted securities” within the meaning of Rule 144 under the Securities Act, assuming these securities have not been owned by an affiliate of the Company.
          (c) Delivery of such reports, information and documents to the Trustee is for information purposes only and Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee is under no duty to examine such reports, information or documents to ensure compliance with the provisions of this Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein. The Trustee is entitled to assume such compliance and correctness unless a Responsible Officer of the Trustee is informed otherwise.
          SECTION 4.04. Existence. The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.
          SECTION 4.05. [Reserved].

          SECTION 4.06. Compliance Certificate. The Company shall deliver to the Trustee within 120 calendar days after the end of each fiscal year of the Company an Officers’ Certificate, stating whether or not, to the knowledge of such officer, any Default or Event of Default occurred during such period and if so, describing each Default or Event of Default, its status and the action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the Trust Indenture Act.
          SECTION 4.07. Further Instruments and Acts. The Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
          SECTION 4.08. Notification of Rule 144 Additional Interest or Reporting Additional Interest. If Rule 144 Additional Interest or Reporting Additional Interest, as applicable, is payable by the Company, the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Rule 144 Additional Interest or Reporting Additional Interest, as applicable, that is payable and (ii) the date on which payment of such Rule 144 Additional Interest or Reporting Additional Interest, as applicable, shall commence. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Rule 144 Additional Interest or Reporting Additional Interest, as applicable, is payable.
          SECTION 4.09. Statement by Officer as to Default. The Company shall deliver to the Trustee, promptly and in any event ten Business Days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action which the Company proposes to take with respect thereto.
          SECTION 4.10. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time; the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
          SECTION 4.11. Future Subsidiary Guarantors.
          (a) Except as provided in Section 4.11(b), after the date of original issuance of the Notes, the Company shall cause each of its Subsidiaries, other than a Foreign Subsidiary, that, after the date of original issuance of the Notes, incurs Indebtedness, and/or guarantees any Indebtedness of the Company or any other Subsidiary of the Company, in an aggregate amount in excess of $15,000,000, to execute and deliver to the Trustee a supplemental indenture to this Indenture, substantially in the form attached as Exhibit C hereto, within ten Business Days of the date on which such Subsidiary incurred or guaranteed such Indebtedness, pursuant to which such Subsidiary shall become a Subsidiary Guarantor and shall guarantee, on a joint and several basis with the Company and any other Subsidiary Guarantors, the full and prompt payment of the principal of and interest on the Notes when due, whether at maturity, by acceleration, upon repurchase or otherwise, and all other monetary obligations of the Company under the Indenture and the Notes, and the full and prompt performance of all other obligations of the Company under the Indenture and the Notes, on a senior basis.
          (b) The guarantee provision set forth in Section 4.11(a) shall not apply to any borrowings under a credit facility of a Subsidiary or guarantee of borrowings under any credit facility of the Company or any other Subsidiary, in each case, if such borrowings or guarantee are secured by all or substantially all of the assets of such Subsidiary. In addition, for the avoidance of doubt, the guarantee provision set forth in Section 4.11(a) shall not apply to any other obligations that do not constitute Indebtedness.
          (c) The Subsidiary Guarantee provided by a Subsidiary Guarantor shall be automatically released, without any action required on the part of the Trustee or any Holder, if at any time such Subsidiary Guarantor repays or redeems such Indebtedness, and/or ceases to guarantee any Indebtedness of the Company or any other Subsidiary of the Company; provided that, at such time of release, any and all other Indebtedness and/or guarantees described in Section 4.11(a) of such Subsidiary shall be in an aggregate amount less than or equal to $15,000,000. If such Subsidiary subsequently incurs Indebtedness, and/or guarantees any Indebtedness of the Company, in an aggregate amount in excess of $15,000,000, the Company shall comply with Section 4.11(a).
          (d) Each Subsidiary Guarantee shall be limited to an amount not to exceed the maximum amount that can be guaranteed by that Subsidiary Guarantor without rendering the Subsidiary Guarantee of such Subsidiary Guarantor voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
          SECTION 4.12. Rule 144 Additional Interest.
          (a) If, at any time during the six-month period beginning on, and including, the date which is six months after the last original issuance date of the Notes (including any Notes issued pursuant to the Initial Purchaser’s over-allotment option to purchase additional Notes), the Company fails to timely file any document or report that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than current reports on Form 8-K), the Company shall pay additional interest (“Rule 144 Additional Interest”) on the Notes which shall accrue on all transfer restricted Notes at an annual rate of 0.50% per annum of the principal amount of such Notes outstanding for each day during such period for which the Company’s failure to file continues.
          (b) Rule 144 Additional Interest payable in accordance with Section 4.12(a) shall be payable in arrears on each Interest Payment Date following the late filing in the same manner as regular interest on the Notes.
          (c) No Rule 144 Additional Interest shall accrue after the six month period provided in Section 4.12(a), regardless of whether such failure has occurred or is continuing.

          (d) The Company shall notify the Trustee in writing promptly upon its becoming aware of its obligation to pay Rule 144 Additional Interest, the date on which such Rule 144 Additional Interest is payable and the amount identified as Rule 144 Additional Interest. In no event shall the Trustee be charged with knowledge of whether such Rule 144 Additional Interest is due, unless it has received the written notice referred to in the preceding sentence.
ARTICLE 5
Successor Company
          SECTION 5.01. When Company May Merge or Transfer Assets. The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell, convey, transfer, lease or otherwise dispose of all or substantially all of the property and assets of the Company and its Subsidiaries taken as a whole to another Person, unless:
          (a) either (i) the Company is the surviving corporation or (ii) the resulting, surviving or transferee Person (if other than the Company) (the “Successor Company”) is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and such Person assumes, by a supplemental indenture in a form reasonably satisfactory to the Trustee, all of the Company’s obligations under the Notes and this Indenture;
          (b) immediately after giving effect to the transaction, no Default or Event of Default has occurred and is continuing;
          (c) if as a result of such transaction the Notes become convertible into common stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations of the Company or the Successor Company, as applicable, under the Notes and this Indenture; and
          (d) the Company has delivered to the Trustee the Officers’ Certificate and Opinion of Counsel pursuant to Section 5.03.
          SECTION 5.02. Successor to Be Substituted. In case of any such transaction described in Section 5.01 other than a lease in which the Company is not the surviving corporation and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form and substance to the Trustee, of the due and punctual payment of the principal of and interest on all of the Notes, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or satisfied by the Company, such Successor Company shall succeed, and be substituted for, and may exercise every right and power of, the Company, and InterDigital, Inc. shall be discharged from its obligations under the Notes and this Indenture, except in the case of a lease. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of InterDigital, Inc. any or all of the Notes, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance, transfer or other disposition, upon compliance with this Article 5 the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 5 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be discharged from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.
          SECTION 5.03. Opinion of Counsel to Be Given Trustee. Prior to execution of any supplemental indenture pursuant to this Article 5, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer, lease or other disposition and any such assumption complies with the provisions of this Article 5.
ARTICLE 6
Defaults and Remedies
          SECTION 6.01. Events of Default. An “Event of Default” occurs if:
          (a) the Company fails to pay any interest on the Notes when due and such failure continues for a period of 30 calendar days;
          (b) the Company fails to pay principal of the Notes when due at maturity, or the Company fails to pay the Fundamental Change Repurchase Price payable, in respect of any Notes when due;
          (c) the Company fails to deliver cash and, if applicable, shares of Common Stock, as required pursuant to Article 10 upon the conversion of any Notes, and such failure continues for five calendar days following the scheduled settlement date for such conversion;
          (d) the Company fails to comply with Article 5;
          (e) the Company fails to provide notice of any transaction described under Section 10.01(2);
          (f) the Company fails to provide notice of the anticipated effective date or actual effective date of a Fundamental Change pursuant to Sections 3.01(b), Section 10.01(2) or 10.01(3), in each case, which failure continues for five days after the date when due;
          (g) the Company fails to perform or observe any term, covenant or agreement in the Notes or this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 6.01 specifically dealt with) for a period of 60 calendar days after the written notice specified below is given by the Trustee to the Company or by the specified Holders to the Company and the Trustee, as the case may be;
          (h) the failure to pay when due (whether at stated maturity or otherwise) or a default that results in the acceleration of maturity, of any Indebtedness of the Company or any Significant Subsidiary in an aggregate amount in excess of $15,000,000 (or its foreign currency equivalent), unless such Indebtedness is paid or discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after the written notice specified below is given by the Trustee to the Company or by the specified Holders to the Company and the Trustee, as the case may be;
          (i) a final judgment for the payment in excess of $15,000,000 (or its foreign currency equivalent) (excluding any amounts covered by insurance) rendered against the Company or any Subsidiary of the Company, which judgment is not paid, discharged or stayed within 60 calendar days after (A) the date on which the right to appeal or petition for review thereof has expired if no such appeal or review has commenced, or (B) the date on which all rights to appeal or petition for review have been extinguished;
          (j) in the event that any Subsidiary of the Company becomes a Subsidiary Guarantor under the terms of this Indenture and except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee;
          (k) the Company, any of its Significant Subsidiaries or any Subsidiary Guarantor pursuant to or within the meaning of any Bankruptcy Law:
     (1) commences a voluntary case;
     (2) consents to the entry of an order for relief against it in an involuntary case;
     (3) consents to the appointment of a Custodian of it or for any substantial part of its property;
     (4) makes a general assignment for the benefit of its creditors; or
     (5) or takes any comparable action under any foreign laws relating to insolvency; or
          (l) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (1) is for relief against the Company, any of its Significant Subsidiaries or any Subsidiary Guarantor in an involuntary case;
     (2) appoints a Custodian of the Company, any of its Significant Subsidiaries or any Subsidiary Guarantor or for any substantial part of its property;

     (3) orders the winding up or liquidation of the Company, any of its Significant Subsidiaries or any Subsidiary Guarantor; or
     (4) any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 calendar days.
          The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
          The term “Bankruptcy Law” means Title 11, United States Code, or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
          A Default under clause (g) or (h) of this Section 6.01 is not an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in principal amount of the outstanding Notes notify the Company and the Trustee, as the case may be, of the Default and the Company does not cure such Default within the time specified in clause (g) or (h) of this Section 6.01, as applicable, after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.
          SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(k) or (l) with respect to the Company or any Subsidiary Guarantor) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the outstanding Notes by notice to the Company and the Trustee, may declare the principal amount of the Notes and accrued and unpaid interest on the outstanding Notes to be due and payable. If an Event of Default specified in Section 6.01(k) or (l) with respect to the Company or any Subsidiary Guarantor occurs, the principal amount of the Notes and accrued and unpaid interest on the outstanding Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.
          After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Notes outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration if:
          (a) the Company has paid (or deposited with the Trustee a sum sufficient to pay):
     (1) all overdue interest on all Notes;
     (2) the principal amount of any Notes that have become due otherwise than by such declaration of acceleration;
     (3) to the extent that payment of such interest is lawful, interest upon overdue interest; and

     (4) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and
          (b) all Events of Default, other than the non-payment of the principal amount of the Notes and any accrued and unpaid interest that have become due solely by such declaration of acceleration or the failure to deliver consideration upon conversion, have been cured or waived.
          No such rescission and annulment shall affect any subsequent Default or Event of Default or impair any right consequent thereon.
          SECTION 6.03. [Reserved].
          SECTION 6.04. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
          SECTION 6.05. Waiver of Past Defaults. Subject to Section 6.02, the Holders of a majority in aggregate principal amount of the Notes outstanding may, on behalf of all Holders of all the Notes, waive any past Default or Event of Default under this Indenture and its consequences, except:
     (i) the Company’s failure to pay principal of or interest on any Notes when due;
     (ii) the Company’s failure to convert any Notes into cash and, if applicable, Common Stock pursuant to the terms of this Indenture;
     (iii) the Company’s failure to pay the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date in connection with a Holder exercising its repurchase rights; or
     (iv) the Company’s failure to comply with any of the provisions of this Indenture that under Section 9.02 cannot be amended without the consent of each Holder affected.
          When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

          SECTION 6.06. Control by Majority. The Holders of a majority in aggregate principal amount of the outstanding Notes shall have the right to direct the time, method and place of any proceedings for any remedy available to the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability or expense for which the Trustee has not received adequate indemnity as determined by it in good faith; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnity or security reasonably satisfactory to it in its sole discretion against all losses, liabilities, and expenses caused by taking or not taking such action.
          SECTION 6.07. Limitation on Suits. Except to enforce the right to receive payment of principal or interest when due or consideration due upon conversion when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:
          (a) such Holder has given the Trustee written notice of an Event of Default;
          (b) the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made a written request to the Trustee to pursue the remedy, and offered reasonable security or indemnity against any costs, liability or expense of the Trustee;
          (c) the Trustee fails to comply with such request within 60 calendar days after receipt of such request and the offer of indemnity; and
          (d) the Trustee has not received an inconsistent direction from the Holders of a majority in aggregate principal amount of the outstanding Notes.
          A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee shall not have any affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).
          SECTION 6.08. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal (including payments pursuant to the required repurchase provisions of the Notes) of and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes or in the event of repurchase, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder. In addition, notwithstanding any other provision of this Indenture, the right of any Holder to enforce its rights of conversion in accordance with the provisions of Article 10, on or after the applicable date for settlement of the Company’s Conversion Obligation, shall not be impaired or affected without the consent of such Holder.
          SECTION 6.09. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a), (b) or (c) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.
          SECTION 6.10. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel) and the Holders allowed in any judicial proceedings relative to the Company, its Subsidiaries or its or their respective creditors or property and, unless prohibited by law or applicable regulations, may be entitled and empowered to participate as a member of any official committee of creditors appointed in such matter, and may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.
          SECTION 6.11. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:
          FIRST: to the Trustee for amounts due under Section 7.07;
     SECOND: to Holders for amounts due and unpaid on the Notes for principal (including payments pursuant to the required repurchase provisions of the Notes) and interest, ratably without preference or priority of any kind, according to the amounts due and payable on the Notes for principal (including payments pursuant to the required repurchase provisions of the Notes) and interest or in respect of any Conversion Obligation of the Company, respectively; and
          THIRD: to the Company.
          The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11. At least fifteen calendar days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.
          SECTION 6.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.08 or a suit by Holders of more than 10% in principal amount of the Notes.
          SECTION 6.13. Failure to Comply with Reporting Covenant. Notwithstanding anything to the contrary in this Indenture, the Company may elect that the sole remedy for an

Event of Default relating to the Company’s failure to comply with the covenant in Section 4.03(a) and the Company’s failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act (which also relate to the provision of reports), for the 180 days after the occurrence of such an Event of Default shall consist exclusively of the right to receive additional interest (the “Reporting Additional Interest”) on the Notes at an annual rate equal to (i) 0.25% of the outstanding principal amount of the Notes from the first date of the occurrence of such Event of Default to, but not including, the 90th day thereafter (or such earlier date on which the Event of Default relating to the Company’s reporting obligations pursuant to Section 4.03(a) and Section 314(a)(1) of the Trust Indenture Act shall have been cured or waived) and (ii) 0.50% of the outstanding principal amount of the Notes from the 91st date following the occurrence to the 180th day after the first date of the occurrence of such Event of Default (or such earlier date on which the Event of Default relating to the Company’s reporting obligations pursuant to Section 4.03(a) and Section 314(a)(1) of the Trust Indenture Act shall have been cured or waived). In the event the Company does not elect to pay the Reporting Additional Interest upon an Event of Default in accordance with this Section 6.13, the Notes shall be subject to acceleration pursuant to Section 6.02. This Reporting Additional Interest shall be payable in arrears on the same dates and in the same manner as regular interest on the Notes. On such 180th day (or earlier, if the Event of Default relating to the Company’s reporting obligations pursuant to Section 4.03(a) and Section 314(a)(1) of the Trust Indenture Act is cured or waived prior to such 180th day), if such Event of Default is continuing, such Reporting Additional Interest shall cease to accrue and the Notes shall be subject to acceleration as provided in Section 6.02. For the avoidance of doubt, in the event Rule 144 Additional Interest is also triggered under Section 4.12 and the Company has elected that the accrual of Rule 144 Additional Interest be the sole remedy for any such Event of Default, no Reporting Additional Interest shall be payable pursuant to this Section 6.13 for so long as Rule 144 Additional Interest is also accruing and payable pursuant to Section 4.12. This Section 6.13 shall not affect the rights of Holders in the event of the occurrence of any other Event of Default. The Company shall notify the Trustee in writing promptly upon its becoming aware of its obligation to pay Reporting Additional Interest, the date on which such Reporting Additional Interest is payable and the amount identified as Reporting Additional Interest. In no event shall the Trustee be charged with knowledge of whether such Reporting Additional Interest is due, unless it has received the written notice referred to in the preceding sentence.
ARTICLE 7
Trustee
          SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.
          (b) Except during the continuance of an Event of Default:
     (1) the Trustee need only perform such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
     (1) this paragraph does not limit the effect of paragraph (b) of this Section;
     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.06.
          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.
          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.
          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
          (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
          (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the Trust Indenture Act.
          SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
          (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
          (d) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
          (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.
          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.
          (g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.
          (h) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
          (i) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.
          (j) The Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture.
          (k) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authorities and governmental action.
          (l) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
          SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Conversion Agent, Paying Agent, Registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.
          SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.
          SECTION 7.05. Notice of Defaults. (a) The Trustee shall not be deemed to have notice of any Default, unless a Responsible Officer has actual knowledge thereof or has received written notice thereof at its Corporate Trust Office, and such notice references this Indenture. No duty imposed upon the Trustee in this Indenture shall be applicable with respect to any Default of which the Trustee is not deemed to have notice.
          (b) If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail by first class mail to each Holder at the address set forth in the Register notice of the Default or Event of Default within 90 calendar days after it becomes aware of the occurrence of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal or interest on any Notes or a Default in the failure to deliver the consideration due upon conversion, the Trustee may withhold notice if and so long as a committee of its Responsible Officers in good faith determines that withholding notice is in the interests of the Holders.
          SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with Section 313(a) of the Trust Indenture Act, if required by such Section 313(a) of the Trust Indenture Act. The Trustee also shall comply with Section 313(b) of the Trust Indenture Act. The Trustee shall also transmit by mail all reports required by Section 313(c) of the Trust Indenture Act.
          SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify the Trustee, and hold it harmless, against any and all loss, liability or expense (including reasonable attorneys’ fees)

incurred by or in connection with the offer and sale of the Notes or the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company of its indemnity obligations hereunder. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company’s expense in the defense. Such indemnified parties may have separate counsel and the Company shall pay the fees and expenses of such counsel; provided, however, that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Company and such parties in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct and negligence.
          To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and any liquidated damages on particular Notes.
          The Company’s payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of an Event of Default specified in Section 6.01(k) or (l) with respect to the Company or any Subsidiary Guarantor, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.
          SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:
          (a) the Trustee fails to comply with Section 7.10;
          (b) the Trustee is adjudged bankrupt or insolvent;
          (c) a receiver or other public officer takes charge of the Trustee or its property; or
          (d) the Trustee otherwise becomes incapable of acting.
          If the Trustee is removed by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if the Trustee resigns, is removed by the Company or a vacancy otherwise exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.
          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.
          If a successor Trustee does not take office within 60 calendar days after the retiring Trustee resigns or is removed, the retiring Trustee or the holders of 10% in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
          If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
          SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.
          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.
          SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Trust Indenture Act § 310(a). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Trust Indenture Act § 310(b); provided, however, that there shall be excluded from the operation of Trust Indenture Act § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Trust Indenture Act § 310(b)(1) are met.
          SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with Trust Indenture Act § 311(a), excluding any creditor relationship listed in Trust Indenture Act § 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act § 311(a) to the extent indicated.

ARTICLE 8
Discharge of Indenture
          SECTION 8.01. Discharge of Liability on Notes. (a) This Indenture shall, subject to Section 8.01(b), cease to be of further effect if:
     (1) the Company (i) delivers all outstanding Notes (other than Notes replaced pursuant to Section 2.09) to the Trustee for cancellation or (ii) deposits with the Trustee or the Paying Agent after such Notes have become due and payable, whether at stated maturity, upon conversion, or on any Fundamental Change Repurchase Date, cash or, in the case of conversion, cash and shares of Common Stock, if any, issuable upon conversion (and cash in lieu of fractional shares) calculated in accordance with this Indenture sufficient to satisfy all obligations due on all outstanding Notes and pays all other sums payable under this Indenture;
     (2) in the case of a deposit pursuant to Section 8.01(a)(1)(ii), no Default or Event of Default with respect to the Notes shall exist on the date of such deposit and such deposit shall not result in a breach or violation of, or constitute a Default under, this Indenture; and
     (3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided herein relating to the satisfaction and discharge of this Indenture have been complied with.
          (b) Notwithstanding Section 8.01(a), the Company’s obligations in Sections 2.05, 2.06, 2.07, 2.08, 2.09, 2.10, 7.07, 7.08 and in this Article 8 shall survive until the Notes have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 8.03 and 8.04 shall survive.
          SECTION 8.02. Application of Trust Money. The Trustee shall hold in trust money and any shares of Common Stock or other property due in respect of converted Notes deposited with it pursuant to this Article 8. It shall apply the deposited money through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes or, in the case of any shares of Common Stock or other property due in respect of converted Notes, in accordance with this Indenture in relation to the conversion of Notes pursuant to the terms hereof.
          SECTION 8.03. Repayment to Company. Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest and any shares of Common Stock or other property due in respect of converted Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money and/or securities must look to the Company for payment as general creditors.
          SECTION 8.04. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or to deliver any shares of Common Stock or other property due in respect of converted Notes in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money and any shares of Common Stock or other property due in respect of converted Notes in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 9
Amendments
          SECTION 9.01. Without Consent of Holders. The Company, the Trustee and any Subsidiary Guarantors may amend this Indenture or the Notes without notice to or consent of any Holder:
     (a) to provide for conversion rights of Holders and the Company’s repurchase obligations in connection with a Fundamental Change in the event of any reclassification of the Common Stock, merger or consolidation, or sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company and its Subsidiaries taken as a whole;
     (b) to provide for the assumption of the Company’s obligations to the Holders in the event of a merger or consolidation, or sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company and its Subsidiaries taken as a whole;
     (c) to secure the Notes;
     (d) to surrender any right or power conferred upon the Company;
     (e) to add to the Company’s covenants for the benefit of the Holders;
     (f) to cure any ambiguity or correct or supplement any inconsistent or otherwise defective provision contained in this Indenture; provided that such modification or amendment does not adversely affect the interests of the Holders in any respect; provided, further, that any amendment made solely to conform the provisions of this Indenture to the description of the Notes contained in the Preliminary Offering Memorandum as supplemented by the related pricing term sheet shall not be deemed to adversely affect the interests of the Holders;
     (g) to make any provision with respect to matters or questions arising under this Indenture that the Company may deem necessary or desirable and that shall not be inconsistent with provisions of this Indenture; provided that such change or modification does not, in the good faith opinion of the Board of Directors, adversely affect the interests of the Holders in any respect;
     (h) to increase the Conversion Rate;
     (i) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;
     (j) to add guarantees of obligations under the Notes in accordance with Section 4.11 or otherwise; and
     (k) to provide for a successor Trustee.
          After a modification or amendment under this Section becomes effective, the Company shall mail to Holders a notice briefly describing such modification or amendment. However, the failure to give such notice to all Holders, or any defect in the notice, shall not impair or affect the validity of the modification or amendment under this Section.
          SECTION 9.02. With Consent of Holders. The Company, the Trustee and any Subsidiary Guarantor may modify or amend this Indenture or the Notes with the written consent or affirmative vote (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) of the Holders of a majority in aggregate principal amount of the Notes then outstanding, without notice to any other Holder. However, without the written consent or the affirmative vote (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) of each Holder of an outstanding Note affected by such change, an amendment may not:
     (a) change the Maturity Date;
     (b) reduce the rate or extend the time for payment of interest on any Notes;
     (c) reduce the principal amount of any Notes;
     (d) reduce any amount payable upon repurchase of any Notes upon a Fundamental Change;
     (e) impair the right of a Holder to receive payment of or with respect to, or the conversion consideration due upon the conversion of, any Notes or institute suit for receipt of payment of or with respect to, or the conversion consideration due upon the conversion of, any Notes;
     (f) change the currency in which any Notes is payable;
     (g) change the Company’s obligation to repurchase any Notes upon a Fundamental Change in a manner adverse to the Holders;
     (h) affect the right of a Holder to convert any Notes into cash and, if applicable, shares of the Common Stock or reduce the number of shares of Common Stock or amount of property, including cash, receivable upon conversion pursuant to the terms of this Indenture;
     (i) make any change in Section 6.05 or the second sentence of this Section 9.02; or
     (j) reduce the percentage of the Notes required for consent to any modification of this Indenture that does not require the consent of each affected Holder.
          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed modification or amendment. It is sufficient if such consent approves the substance of the proposed modification or amendment.
          After a modification or amendment under this Section becomes effective, the Company shall mail to Holders a notice briefly describing such modification or amendment. However, the failure to give such notice to all Holders, or any defect in the notice, shall not impair or affect the validity of the modification or amendment under this Section.
          SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall comply with the Trust Indenture Act as then in effect.
          SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective once both (i) the requisite number of consents have been received by the Company or the Trustee and (ii) such amendment or waiver has been executed by the Company and the Trustee.
          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 calendar days after such record date.
          SECTION 9.05. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver the Note to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

          SECTION 9.06. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive, and (subject to Sections 7.01 and 7.02) shall be fully protected in relying upon, in addition to the documents required by Section 11.04, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).
ARTICLE 10
Conversion of Notes
          SECTION 10.01. Right to Convert. Upon compliance with the provisions of this Article 10, a Holder may convert, at such Holder’s option, its Notes based on the Conversion Rate (the “Conversion Obligation”). Unless the Company has previously purchased the Notes, at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding December 15, 2015, Holders shall have the right to convert any portion of the principal amount of any Notes that is an integral multiple of $1,000 only under the following circumstances:
     (1) Conversion Based on Common Stock Price. On any date during any calendar quarter (and only during such calendar quarter) beginning after June 30, 2011, if the Closing Sale Price for the Common Stock was more than 130% of the applicable Conversion Price on each applicable Trading Day for at least 20 Trading Days (whether or not consecutive) in the period of the 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding previous calendar quarter;
     (2) Conversion Upon Specified Corporate Transactions. If the Company:
     (i) distributes to all or substantially all holders of its Common Stock rights, options or warrants entitling them to purchase, for a period of 45 calendar days or less from the issuance date for such distribution, shares of its Common Stock at a price per share less than the average Closing Sale Price of the Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such distribution; or
     (ii) distributes to all or substantially all holders of its Common Stock cash or other assets, debt securities or rights to purchase securities of the Company (other than pursuant to a rights plan), which distribution has a per share value exceeding 10% of the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution, then, in each case, the Company shall notify all Holders at least 30 Scheduled Trading Days prior to the Ex-Dividend Date for such distribution. Once the Company has given such notice, a Holder may surrender all or a portion of its Notes for conversion at any time until the earlier of 5:00 p.m., New York City time, on the Business Day immediately preceding the Ex-Dividend Date or the Company’s announcement that such distribution shall not take place. A Holder may not convert any of its Notes based on this Section 10.01(2) if as a result of holding its Notes such Holder shall otherwise participate in the distribution, without having to convert the Notes, at the same time and on the same terms as holders of the Common Stock as if such Holder held a number of shares of Common Stock equal to the Conversion Rate on the Record Date of such distribution for each $1,000 principal amount of Notes held by such Holder (calculated on an aggregate basis per Holder);
     (iii) is a party to (A) a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash, securities and/or other property or (B) a sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company and its Subsidiaries taken as a whole, in either case that does not constitute a Fundamental Change. The Company shall notify the Holders at least 20 Business Days prior to the anticipated effective date for any such transaction or, if at such time the Company does not have knowledge of the anticipated effective date of such transaction, within three Business Days after the date upon which the Company receives notice or otherwise becomes aware of the anticipated effective date of such transaction. In such event, a Holder shall have the right to convert its Notes at any time beginning 20 Business Days prior to the date that the Company notified the Holders was the anticipated effective date of the transaction and until and including the date which is fifteen calendar days after the date that is the actual effective date of such transaction.
     (3) Conversion Upon a Fundamental Change. If a Fundamental Change occurs, a Holder shall have the right to convert its Notes at any time beginning on the Business Day following the effective date of such Fundamental Change and prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the repurchase date relating to such Fundamental Change. The Company shall notify all Holders of the anticipated effective date of any Fundamental Change at least ten calendar days prior to such date or, if at such time the Company does not have knowledge of such transaction or its anticipated effective date, within three Business Days after the date upon which the Company receives notice or otherwise becomes aware of such transaction and its anticipated effective date, but in no event later than the actual effective date of such transaction. If a Holder has submitted all or a portion of Notes for repurchase, unless such Holder has validly withdrawn such Notes in a timely fashion, such Holder’s conversion rights with respect to the Notes so subject to repurchase shall expire at 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date, unless the Company defaults in the payment of the Fundamental Change Repurchase Price. If a Holder has submitted any Notes for repurchase, such Notes may be converted only if such Holder submits a valid withdrawal notice, and, if the Notes submitted are evidenced by a Global Note, such Holder complies with appropriate Depositary procedures; and

     (4) Conversion Upon Satisfaction of Trading Price Condition. During the five Business Day period following any five consecutive Trading Day period in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder in accordance with the procedures set forth in this Section 10.01(4), for each Trading Day of such five (5) Trading Day period was less than 98% of the product of the Closing Sale Price of the Common Stock and the Conversion Rate on such Trading Day. The Company shall have no obligation to determine the Trading Price of the Notes unless and until a Holder requests that the Company do so. Once a Holder makes such a request, the Company shall be obligated to, and shall, determine the Trading Price of the Notes for each Trading Day beginning on the Trading Day following the Business Day on which such request is received (provided, that if the request is made on a day other than a Business Day, such request shall be deemed made on the first Business Day after receipt) until a Trading Day occurs on which the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Closing Sale Price of the Common Stock and the Conversion Rate on such Trading Day.
     Commencing on December 15, 2015, at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Maturity Date, a Holder may, at such Holder’s option, convert the Notes, in multiples of $1,000 principal amount.
          SECTION 10.02. Conversion Procedures; Settlement Upon Conversion; No Adjustment for Interest or Dividends; Cash Payments in Lieu of Fractional Shares. (a) In order to exercise the conversion right with respect to any Notes in certificated form, a Holder must:
     (i) complete and manually sign an irrevocable notice of conversion in the form entitled “Form of Conversion Notice” attached to the reverse of such certificated Note (or a facsimile thereof) (a “Conversion Notice”);
     (ii) deliver such Conversion Notice and certificated Note to be converted to the Conversion Agent at the office of the Conversion Agent;
     (iii) to the extent any shares of Common Stock issuable upon conversion are to be issued in a name other than the Holder’s, furnish appropriate endorsements and transfer documents as may be required by the Conversion Agent;
     (iv) if required pursuant to Section 2.03(c), pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled; and
     (v) if required pursuant to Section 10.02(f), pay all transfer or similar taxes, if any.
     In order to exercise the conversion right with respect to any interest in a Global Note, a Holder must:

     (i) deliver to the Depositary the appropriate instruction form for conversion pursuant to the Depositary’s conversion program;
     (ii) to the extent any shares of Common Stock issuable upon conversion are to be issued in a name other than the Holder’s, furnish appropriate endorsements and transfer documents as may be required by the Conversion Agent;
     (iii) if required pursuant to Section 2.03(c), pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled; and
     (iv) if required pursuant to Section 10.02(f), pay all transfer or similar taxes, if any.
     The date that the Holder satisfies the foregoing requirements is the “Conversion Date.” The Notes shall be deemed to have been converted immediately prior to 5:00 p.m., New York City time, on the Conversion Date. The Person in whose name any shares of the Common Stock shall be issuable upon such conversion shall become the holder of record of such shares as of 5:00 p.m., New York City time, on the last Trading Day of the relevant Conversion Period.
     If a Holder converts any Notes after 5:00 p.m., New York City time, on the Regular Record Date for an interest payment but prior to the corresponding Interest Payment Date, such Holder shall receive on the corresponding Interest Payment Date the interest accrued and unpaid on such Holder’s Notes, notwithstanding such Holder’s conversion of those Notes prior to the Interest Payment Date, assuming such Holder was the Holder of record on the corresponding Regular Record Date. However, except as provided in the next sentence, at the time such Holder surrenders its Notes for conversion (whether or not such Holder was the Holder of record), such Holder must pay the Company an amount equal to the interest (excluding any Rule 144 Additional Interest or Reporting Additional Interest) that has accrued and shall be paid on the Notes being converted on the corresponding Interest Payment Date. Such Holder is not required to make such payment:
     (1) if such Holder converts its Notes after 5:00 p.m., New York City time, on March 1, 2016, which is the Regular Record Date immediately preceding the Maturity Date;
     (2) if such Holder converts its Notes in connection with a Fundamental Change and the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; or
     (3) to the extent of any overdue interest (including overdue Rule 144 Additional Interest or Reporting Additional Interest, if any), if overdue interest (or overdue Rule 144 Additional Interest or Reporting Additional Interest) exists at the time of conversion with respect to such Holder’s Notes.

     If a Holder has already delivered a Fundamental Change Repurchase Notice pursuant to Section 3.01 with respect to a Note, such Holder may not surrender that Note for conversion until such Holder has validly withdrawn the Fundamental Change Repurchase Notice in accordance with Section 3.02, except as to a portion of such Note that is not subject to such Fundamental Change Repurchase Notice.
          (b) The Company shall deliver to converting Holders in respect of each $1,000 principal amount of Notes being converted an amount equal to the sum of the Daily Settlement Amounts for each of the 20 VWAP Trading Days in the relevant Conversion Period (the “Conversion Settlement Amount”). Settlement in cash and shares of Common Stock, if applicable, shall occur on the third Business Day immediately following the last VWAP Trading Day of the related Conversion Period.
          (c) If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.
          (d) In case any certificated Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the certificated Note so surrendered, without charge to such Holder, a new certificated Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered certificated Note.
          (e) Upon the conversion of an interest in a Global Note, the Trustee and the Depositary shall reduce the principal amount of such Global Note in their records.
          (f) The issue of stock certificates on conversions of Notes shall be made without charge to the converting holder of Notes for any taxes or duties in respect of the issue thereof. The Company shall not, however, be required to pay any such tax or duty which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Notes converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or duty or shall have established to the satisfaction of the Company that such tax has been paid.
          (g) Except as provided in Section 10.02(a), upon conversion, Holders shall not receive any separate cash payment of accrued and unpaid interest (excluding any Rule 144 Additional Interest or Reporting Additional Interest) on the Notes. Accrued and unpaid interest (excluding any Rule 144 Additional Interest or Reporting Additional Interest) to the Conversion Date shall be deemed to be paid in full with the cash paid and shares of Common Stock issued, if any, upon conversion rather than cancelled, extinguished or forfeited.
          (h) The Company shall not issue fractional shares of Common Stock upon conversion of the Notes. If any fractional shares of Common Stock would be issuable upon the conversion of any Note or Notes, the Company shall instead pay cash in lieu of fractional shares based on the VWAP of the Common Stock on the last VWAP Trading Day of the relevant Conversion Period.
          (i) Except as described under Section 10.04, the Company shall not make any payment or other adjustment for dividends on any Common Stock issued upon conversion of the Notes.
          (j) If the Notes become convertible under any provision of Section 10.01, the Company shall promptly notify the Trustee in writing and issue a press release and make such press release available on its website.
          SECTION 10.03. Adjustment to Conversion Rate Upon a Non-Stock Change of Control. If and only to the extent a Holder elects to convert its Notes in connection with a transaction described under clauses (1), (4) or (5) of the definition of Fundamental Change pursuant to which 10% or more of the consideration for the Common Stock (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in such Fundamental Change transaction consists of cash or other securities or property that are not shares of common stock traded or scheduled to be traded immediately following such transaction on the NASDAQ Global Select Market, the NASDAQ Global Market or The New York Stock Exchange (or any of their respective successors) (a “Non-Stock Change of Control”), the Conversion Rate shall be increased by an additional number of shares of Common Stock (the “Additional Shares”).
     The number of Additional Shares shall be determined by reference to the table below, based on the date on which the Non-Stock Change of Control becomes effective (the “Effective Date”) and the Stock Price paid (or deemed paid) per share for the Common Stock in such Non-Stock Change of Control.
     The Company shall notify the Holders of the anticipated Effective Date of any Non-Stock Change of Control at least ten calendar days prior to such date or, if at such time the Company does not have knowledge of such transaction or its anticipated Effective Date, within three Business Days after the date upon which the Company receives notice or otherwise becomes aware of such transaction and its anticipated Effective Date, but in no event later than the actual Effective Date of such transaction.
     A conversion of the Notes shall be deemed for these purposes to be “in connection with” a Non-Stock Change of Control if the Conversion Notice is received by the Conversion Agent following the Effective Date of the Non-Stock Change of Control but before 5:00 p.m., New York City time, on the Business Day immediately preceding the related Fundamental Change Repurchase Date.
     The number of Additional Shares set forth in the table below shall be adjusted in the same manner as and as of any date on which the Conversion Rate of the Notes is adjusted pursuant to this Article 10. The Stock Prices set forth in the first row of the table below (i.e., the column headers) shall be simultaneously adjusted to equal the Stock Prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which shall be the Conversion Rate immediately prior to the adjustment and the denominator of which shall be the Conversion Rate as so adjusted.
     The following table sets forth the number of Additional Shares per $1,000 principal amount of Notes by which the Conversion Rate shall be increased upon conversion in connection with a Non-Stock Change of Control:

Effective	Stock Price
Date	$43.51	$45.00	$50.00	$55.00	$57.65	$60.00	$65.00	$70.00	$75.00	$80.00	$90.00	$100.00	$120.00	$140.00
4/4/2011	5.6374	5.6097	4.4804	3.6255	3.2554	2.9665	2.4506	2.0410	1.7121	1.4450	1.0451	0.7678	0.4268	0.2403
3/15/2012	5.6374	5.3352	4.1905	3.3338	2.9666	2.6817	2.1779	1.7834	1.4709	1.2208	0.8541	0.6070	0.3146	0.1629
3/15/2013	5.6374	5.1013	3.9136	3.0383	2.6682	2.3837	1.8877	1.5074	1.2126	0.9819	0.6544	0.4435	0.2087	0.0964
3/15/2014	5.6374	4.9165	3.6354	2.7117	2.3291	2.0393	1.5458	1.1805	0.9080	0.7030	0.4291	0.2670	0.1059	0.0391
3/15/2015	5.6374	4.7168	3.2408	2.2132	1.8044	1.5043	1.0194	0.6900	0.4676	0.3179	0.1498	0.0732	0.0187	0.0019
3/15/2016	5.6374	4.8764	2.6542	0.8360	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
     provided, however, that:
     (1) if the exact Stock Price is between two Stock Prices listed in the table above under the column titled “Stock Price,” or if the exact Effective Date of such Non-Stock Change of Control is between two Effective Dates listed in the table above in the row immediately below the title “Effective Date,” then the number of Additional Shares shall be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the earlier and later Effective Dates, as applicable, based on a 360-day year; and
     (2) (a) if the exact Stock Price is greater than $140.00 per share (subject to adjustment in the same manner and at the same time as the Stock Prices listed in the table above), then the Conversion Rate shall not be increased, or (b) if the exact Stock Price is less than $43.51 per share (subject to adjustment in the same manner and at the same time as the Stock Prices listed in the table above), then the Conversion Rate shall not be increased
     In no event shall the total number of shares of Common Stock issuable upon conversion exceed 22.9832 shares per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Conversion Rate pursuant to this Article 10.
          SECTION 10.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:
          (a) If the Company shall issue shares of Common Stock to all or substantially all holders of Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 ×	OS1

OS0
     where,
CR1 =	the Conversion Rate in effect immediately after 9:00 a.m., New York City time, on the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or share combination, as the case may be;

CR0 =	the Conversion Rate in effect immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or share combination, as the case may be;

OS0 =	the number of shares of Common Stock outstanding immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or share combination, as the case may be;

OS1 =	the number of shares of the Common Stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, share split or share combination, as the case may be.
     Any adjustment made under this clause (a) shall become effective immediately after 9:00 a.m., New York City time, on such Ex-Dividend Date or effective date, as the case may be.
           (b) If the Company shall distribute to all or substantially all holders of its Common Stock any rights, options or warrants entitling them to purchase, for a period of 45 calendar days or less from the issuance date for such distribution, shares of the Common Stock at a price per share less than the average Closing Sale Price of the Common Stock for the ten Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such distribution, the Con version Rate shall be increased based on the following formula:

CR1 = CR0 ×	OS0 + X
OS0 + Y
     where
CR1 =	the Conversion Rate in effect immediately after 9:00 a.m., New York City time, on the Ex-Dividend Date for such distribution;

CR0 =	the Conversion Rate in effect immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for such distribution;

OS0	=	the number of shares of the Common Stock outstanding immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for such distribution;

X	=	the total number of shares of the Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of the Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Closing Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution.
     Any increase made under this clause (b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after 9:00 a.m., New York City time, on the Ex-Dividend Date for such distribution. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of the Common Stock are not delivered upon exercise of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.
     In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such average of the Closing Sale Prices for the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution, and in determining the aggregate offering price of such shares of the Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof and the value of such consideration (if other than cash, to be determined in good faith by the Board of Directors).
     Subject in all respects to Section 10.08, rights, options or warrants distributed by the Company to all or substantially all holders of its Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (each a “Trigger Event”):
(i)	are deemed to be transferred with such Common Stock;

(ii)	are not exercisable; and

(iii)	are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 10.04(b) or Section 10.04(c), as the case may be, (and no adjustment to the Conversion Rate under this Section 10.04(b) or Section 10.04(c), as the case may be, shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 10.04(b) or Section 10.04(c), as the case may be.

     If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof).
     In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 10.04(b) or Section 10.04(c), as the case may be, was made:
     (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase; and
     (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued.
          (c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other of its assets or property to all or substantially all holders of Common Stock, excluding:
     (i) dividends or distributions as to which adjustment is required to be effected pursuant to clause (a) or (b) above;
     (ii) dividends or distributions paid exclusively in cash as to which adjustment is required to be effected pursuant to clause (d) below; and
     (iii) Spin-Offs described below in the second paragraph of this clause (c), then the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	SP0 SP0 — FMV
     where,

CR1	=	the Conversion Rate in effect immediately after 9:00 a.m., New York City time, on the Ex-Dividend Date for such distribution;

CR0	=	the Conversion Rate in effect immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for such distribution;

SP0	=	the average of the Closing Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the Fair Market Value (as determined in good faith by the Board of Directors or a committee thereof) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.
     Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), or if the difference between “SP0” and “FMV” is less than $1.00, in lieu of the foregoing increase, each Holder shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of the Capital Stock, evidences of the Company’s indebtedness, securities or other assets or property of the Company that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.
     Any increase made under the portion of this clause (c) above shall become effective immediately after 9:00 a.m., New York City time, on the Ex-Dividend Date for such distribution.
     With respect to an adjustment pursuant to this clause (c) where there has been a payment of a dividend or other distribution on the Common Stock in shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company and such Capital Stock or similar equity interest is listed on a national or regional securities exchange (a “Spin-Off”) the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	FMV + MP0 MP0
     where,
CR1	=	Conversion Rate in effect immediately after 9:00 a.m., New York City time, on the Ex-Dividend Date for the Spin-Off;

CR0	=	the Conversion Rate in effect immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for the Spin-Off;

FMV	=	the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock over the first ten consecutive Trading Day period immediately following, and including, the effective date for such Spin-Off (such period, the “Valuation Period”); and

MP0	=	the average of the Closing Sale Prices of the Common Stock over the Valuation Period.
     Any adjustment to the Conversion Rate under the preceding paragraph of this clause (c) shall be made immediately after 9:00 a.m., New York City time, on the day after the last day of the Valuation Period, but shall be given effect as of 9:00 a.m., New York City time, on the Ex-Dividend Date for the Spin-Off. The Company shall delay the settlement of any Notes where the final day of the related Conversion Period occurs during the Valuation Period. In such event, the Company shall pay the cash and deliver any shares of the Common Stock due upon conversion (based on the adjusted Conversion Rate as described above) on the third Business Day immediately following the last day of the Valuation Period.
          (d) If the Company pays any cash dividends or distributions paid exclusively in cash to all or substantially all holders of its Common Stock (other than dividends or distributions made in connection with the Company’s liquidation, dissolution or winding-up or upon a merger, consolidation or sale, conveyance, transfer, lease or other disposition resulting in a change in the conversion consideration as described under Section 10.05), other than a regular quarterly cash dividend that does not exceed $0.10 per share (the “Dividend Threshold Amount”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	SP0 — DTA
SP0 — C
     where,
CR1 =	the Conversion Rate in effect immediately after 9:00 a.m., New York City time, on the Ex-Dividend Date for such dividend or distribution;

CR0 =	the Conversion Rate in effect immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for such dividend or distribution;

SP0 =	the average of the Closing Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution (or, if the Company declares such dividend or distribution less than eleven Trading Days prior to such Ex-Dividend Date, ten shall be replaced with a smaller number of Trading Days that shall have occurred after, and not including, such declaration date and prior to, but not including, such Ex-Dividend Date);

DTA =	the Dividend Threshold Amount in effect on the Ex-Dividend Date for such dividend or distribution; provided that if the dividend or distribution is not a regular quarterly dividend, the Dividend Threshold Amount shall be deemed to be zero; and

C = the amount in cash per share the Company distributes to holders of the Common Stock
     The Dividend Threshold Amount is subject to adjustment on an inversely proportional basis whenever the Conversion Rate is adjusted; provided that no adjustment shall be made to the Dividend Threshold Amount for any adjustment to the Conversion Rate under this clause (d).
     Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), or if the difference between “SP0” and “C” is less than $1.00, in lieu of the foregoing increase, each Holder shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received as if such Holder owned a number of shares of the Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for such cash dividend or distribution.
     Any increase made under this clause (d) shall become effective immediately after 9:00 a.m., New York City time, on the Ex-Dividend Date for such cash dividend or distribution.
          (e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	AC + ( SP1 × OS1 )
OS0 × SP1
     where,
CR1 =	the Conversion Rate in effect immediately after 5:00 p.m., New York City time, on the Trading Day immediately following the Expiration Date;

CR0 =	the Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the Trading Day immediately following the Expiration Date;

AC =	the aggregate value of all cash and any other consideration (as determined in good faith by the Board of Directors or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;

SP1 =	the average of the Closing Sale Prices of the Common Stock over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date (the “Averaging Period”);

OS1 =	the number of shares of the Common Stock outstanding immediately after 5:00 p.m., New York City time, on the Expiration Date (after giving effect to such tender offer or exchange offer); and

OS0 =	the number of shares of the Common Stock outstanding immediately prior to 5:00 p.m., New York City time, on the Expiration Date (prior to giving effect to such tender offer or exchange offer).
     Any adjustment to the Conversion Rate under this clause (e) shall be made immediately prior to 9:00 a.m., New York City time, on the day following the last day of the Averaging Period, but shall be given effect as of 9:00 a.m., New York City time, on the Trading Day immediately following the Expiration Date. The Company shall delay the settlement of any Notes where the final day of the related Conversion Period occurs during the Averaging Period. In such event, the Company shall pay cash and deliver any shares of the Common Stock due upon conversion (based on the adjusted Conversion Rate as described above) on the third Business Day immediately following the last day of the Averaging Period.
     Notwithstanding the foregoing, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date as described above and a Holder has converted its Notes prior to such Ex-Dividend Date such that such Ex-Dividend Date falls during the relevant Conversion Period and such Holder would be treated as the record holder of the shares of the Common Stock to be issued upon conversion on the Record Date of the relevant dividend, distribution or other event, then, notwithstanding the foregoing Conversion Rate adjustment provisions, such Conversion Rate adjustment shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of such shares of the Common Stock (which shall be calculated on an unadjusted basis) and participate in the related dividend, distribution or other event giving rise to such adjustment.
          (f) To the extent permitted by law and any applicable stock exchange rules (including, if necessary, in compliance with any applicable stock exchange shareholder approval requirement), the Company (i) may increase the Conversion Rate by any amount for a period of at least 20 Business Days and (ii) may (but is not required to) increase the Conversion Rate to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Rate is increased pursuant to the preceding sentences, the Company shall deliver a notice of the increase to the Trustee and Holders, which notice shall state the increased Conversion Rate and the period during which it shall be in effect.
          (g) All calculations and other determinations under this Article 10 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share. No adjustment pursuant to this Section 10.04 shall be made to the Conversion Rate unless such adjustment would require a change of at least 1% in the Conversion Rate then in effect at such time. However, any adjustments that are less than 1% of the Conversion Rate shall be carried forward and taken into account in any subsequent adjustment, regardless of whether the aggregate adjustment is less than 1%, (i) annually on the anniversary of the date of original issuance of the Notes and (ii) otherwise (A) upon conversion of any Notes or (B) prior to any Fundamental Change Repurchase Date, unless such adjustment has already been made.
          (h) Whenever the Conversion Rate is adjusted as herein provided, the Company shall issue a press release containing the relevant information, including, but not limited to, any applicable declaration date, and make this information available on its website. In addition, the

Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth any applicable declaration date and the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Register within 20 calendar days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
          (i) Notwithstanding any of the foregoing clauses in this Section 10.04, the Conversion Rate shall not be adjusted pursuant to this Section 10.04 if as a result of holding the Notes the Holders shall otherwise participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock in any of the transactions that would otherwise give rise to adjustment pursuant to this Section 10.04 without conversion of such Holder’s Notes as if such Holder held a number of shares of Common Stock equal to the Conversion Rate on the Record Date of such distribution for each $1,000 principal amount of Notes held by such Holder (calculated on an aggregate basis per Holder).
          (j) Except as stated in this Section 10.04 and Section 10.08, the Company shall not adjust the Conversion Rate for the issuances of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or rights to purchase shares of Common Stock or such convertible or exchangeable securities.
          (k) For purposes of this Section 10.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.
          (l) Whenever any provision of this Article 10 requires the Company to calculate the Closing Sale Prices, the VWAPs, the Daily Conversion Values or the Conversion Settlement Amount over, or based on, a span of multiple days (including a Conversion Period), the Company shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period when the Closing Sale Prices, the VWAPs, the Daily Conversion Values or the Conversion Settlement Amount is to be calculated.

          SECTION 10.05. Effect of Reclassifications, Business Combinations, Asset Sales and Corporate Events. If the Company:
          (a) reclassifies or changes its Common Stock (other than changes resulting from a subdivision or combination); or
          (b) consolidates or merges with or into or enters into a binding share exchange with any Person or sells, conveys, transfers, leases or otherwise disposes of all or substantially all of the property and assets of the Company and its Subsidiaries taken as a whole to another Person, and, in either case as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof), then at the effective date of such transaction (a “Merger Event”), the right to convert each outstanding $1,000 principal amount of Notes based on the Common Stock shall, without the consent of any Holders, be changed into a right to convert each such Note based on the kind and amount of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or be entitled to receive (the “Reference Property”). If the Merger Event causes the Common Stock to be converted into or exchanged for the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property into which the Notes shall become convertible shall be deemed to be the kind and amount of consideration actually received by holders of a majority of the Common Stock that voted for such an election (if electing between two types of consideration) or holders of a plurality of the Common Stock that voted for such an election (if electing between more than two types of consideration), as the case may be. In all cases the provisions under Section 10.02 shall continue to apply with respect to the calculation of the Conversion Settlement Amount, with the Daily Conversion Value, Daily Settlement Amount and the VWAP determined based on a unit of Reference Property that a holder of one share of the Common Stock would have received in such transaction; provided, however, that if the holders of the Common Stock receive only cash in such Merger Event, the Conversion Settlement Amount shall equal the Conversion Rate in effect on the Conversion Date, multiplied by the price paid per share of Common Stock in such transaction, and settlement of any conversion thereafter shall occur on the third Business Day following the applicable Conversion Date. The Company hereby agrees not to become a party to any such transaction unless its terms are consistent with the foregoing. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments provided for in this Article 10.
     In connection with any Merger Event, the Dividend Threshold Amount shall be subject to adjustment as described in clause (1), clause (2) or clause (3) below, as the case may be.
          (1) In the case of a Merger Event in which the Reference Property is composed entirely of shares of common stock (the “Merger Common Stock”), the Dividend Threshold Amount at the effective time of such Merger Event shall be equal to (x) the Dividend Threshold Amount immediately prior to the effective time of such Merger Event, divided by (y) the number of shares of Merger Common Stock that a holder of one share of Common Stock would receive in such Merger Event (such quotient rounded down to nearest cent) (subject to adjustment as provided in Section 10.04(d)).
          (2) In the case of a Merger Event in which the Reference Property is composed in part of shares of Merger Common Stock, the Dividend Threshold Amount at the effective time of such Merger Event shall be equal to (x) the Dividend Threshold Amount immediately prior to the effective time of such Merger Event, multiplied by (y) the Merger Valuation Percentage for such Merger Event (such product rounded down to nearest cent) (subject to adjustment as provided in Section 10.04(d)).
          (3) For the avoidance of doubt, in the case of a Merger Event in which the Reference Property is composed entirely of consideration other than shares of common stock, the Dividend Threshold Amount at and after the effective time of such Merger Event shall be equal to zero.
     In connection with the preceding paragraph, the following terms shall have the following meanings:
          (1) the “Merger Valuation Percentage” for any Merger Event shall be equal to (x) the arithmetic average of the Closing Sale Prices of one share of such Merger Common Stock over the relevant Merger Valuation Period (determined as if references to “Common Stock” in the definition of “Closing Sale Price” were references to the “Merger Common Stock” for such Merger Event) divided by (y) the arithmetic average of the Closing Sale Prices of one share of Common Stock over the relevant Merger Valuation Period.
          (2) the “Merger Valuation Period” for any Merger Event means the five consecutive Trading Day period immediately preceding, but excluding, the effective date for such Merger Event.
     The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the Register of the Notes maintained by the Registrar, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
     The above provisions of this Section 10.05 shall similarly apply to successive reclassifications, changes, consolidations, mergers, binding share exchanges, sales, conveyances, transfers, leases or other dispositions.
          (c) If this Section 10.05 applies to any event or occurrence, Section 10.04 shall not apply.
          SECTION 10.06. Certain Covenants. (a) The Company shall, prior to the issuance of any Notes hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock or shares of Common Stock held in treasury, a sufficient number of shares of Common Stock, free of preemptive rights, to permit the conversion of the Notes.

          (b) The Company covenants that all shares of Common Stock issued upon conversion of Notes shall be duly and validly issued and fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.
          (c) The Company shall endeavor promptly to comply with all federal and state securities laws regulating the issuance and delivery of shares of Common Stock upon the conversion of Notes, if any, and shall cause to have listed or quoted and shall keep listed or quoted all such shares of Common Stock on each U.S. national securities exchange or automatic quotation system or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.
          SECTION 10.07. Notice to Holders Prior to Certain Actions. Except where notice is required pursuant to Section 10.01, in case:
          (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 10.04; or
          (b) the Company shall authorize the granting to all or substantially all of the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants that would require an adjustment in the Conversion Rate pursuant to Section 10.04; or
          (c) of any reclassification of the Common Stock of the Company (other than a share split or share combination of its outstanding Common Stock, or a change in par value), or of any share exchange, consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance, transfer, sale, lease or other disposition of all or substantially all of the consolidated assets of the Company; or
          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;
          the Company shall cause to be filed with the Trustee and to be mailed to each Holder at his address appearing on the Register provided for in Section 2.05, as promptly as possible but in any event at least 10 calendar days prior to the applicable date hereinafter specified, a notice stating:
          (x) the declaration date of the dividend or other distribution;
     (y) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined; or
     (z) the date on which such reclassification, share exchange, consolidation, merger, conveyance, transfer, sale, lease or other disposition, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.
          SECTION 10.08. Shareholder Rights Plans. To the extent that any shareholders’ rights plan adopted by the Company is in effect upon conversion of the Notes, the Holders shall receive, in addition to any Common Stock due upon conversion, the rights under the applicable rights agreement unless the rights have separated from the Common Stock at the time of conversion of the Notes, in which case, the Conversion Rate shall be adjusted as if the Company distributed to all holders of the Common Stock shares of the Capital Stock, evidences of indebtedness or assets as provided in Section 10.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.
          SECTION 10.09. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 10. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 10.05 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 10.05 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 9.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 10.01 has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in Section 10.01 with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 10.01.

ARTICLE 11
Miscellaneous
          SECTION 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which, if applicable, is required to be included in this Indenture by the Trust Indenture Act, the required provision shall control.
          SECTION 11.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:
if to the Company:
InterDigital, Inc.
781 Third Avenue
King of Prussia, Pennsylvania 19406-1409
Attention: Scott A. McQuilkin, with a copy to Steven W. Sprecher if to the Trustee:
The Bank of New York Mellon Trust Company, N.A.
525 William Penn Place, 38th Floor
Pittsburgh, Pennsylvania 15259
Attention: Corporate Trust Administration
          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
          Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the Register of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
     In addition to the foregoing, the Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.
          SECTION 11.03. Communication by Holders with Other Holders. Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).
          SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:
          (a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
          SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:
          (a) a statement that the individual making such certificate or opinion has read such covenant or condition;
          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
          (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
          (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.
          SECTION 11.06. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded (from both the numerator and denominator) and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

          SECTION 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.
          SECTION 11.08. Set-Off of Withholding Taxes. If the Company is required by applicable law to pay, and pays, withholding tax on behalf of a Non-U.S. Holder as a result of an adjustment to the Conversion Rate, the Company may, at its option, set off or cause to be set off such withholding tax against any payments of cash or shares of Common Stock on the Notes (or, if such withholding tax has not previously been fully set off against such cash or shares, against any payments on the shares of Common Stock).
          SECTION 11.09. GOVERNING LAW. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          SECTION 11.10. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, shareholder or partner, as such, of the Company shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.
          SECTION 11.11. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.
          SECTION 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.
          SECTION 11.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
          SECTION 11.14. Severability Clause. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
          SECTION 11.15. Calculations. The Company shall be responsible for making all calculations called for under the Notes and for monitoring any Stock Price or measurement or observation period. The calculations include, but are not limited to, determinations of the Closing Sale Price of the Common Stock, the VWAP of the Common Stock, accrued interest payable on the Notes, the Conversion Rate, the Conversion Price, the Daily Conversion Values and the Additional Shares. The Company or its agents shall make all these calculations in good faith and, absent manifest error, such calculations shall be final and binding on Holders. The Company shall provide a schedule of these calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely upon the accuracy of the

Company’s calculations without independent verification. The Trustee shall forward these calculations to any Holder upon the request of such Holder.
          SECTION 11.16. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

INTERDIGITAL, INC. as Issuer
By:	/s/ Scott A. McQuilkin
	Name:	Scott A. McQuilkin
	Title:	Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee,
By:	/s/ Leslie Lockhart
	Name:	Leslie Lockhart
	Title:	Senior Associate

EXHIBIT A
[FORM OF FACE OF NOTE]
[Global Note Legend]
          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO INTERDIGITAL, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
[Restricted Note Legend]
          THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT OF 1933”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, THE HOLDER:
     (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933;
     (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE ONE YEAR, OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE 2.50% SENIOR CONVERTIBLE NOTES DUE 2016 OF INTERDIGITAL, INC. (THE “COMPANY”) RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR ANY COMMON STOCK THAT MAY BE ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OF 1933, (C) PURSUANT TO A REGISTRATION STATEMENT

WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR (D) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, INCLUDING UNDER RULE 144, IF AVAILABLE, SUBJECT (IN THE CASE OF CLAUSE (D)) TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH TRANSFER, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY AND THE TRUSTEE; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSES 2(C) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

No.______
2.50% Senior Convertible Note due 2016
CUSIP No.: [           ]
ISIN No.: [           ]
          INTERDIGITAL, INC., a Pennsylvania corporation, promises to pay to [Cede & Co.]1, or registered assigns, the principal sum of [______] Million Dollars ($______) [or such lesser amount as is indicated in the books and records of the Trustee and DTC]2, on March 15, 2016, and to pay interest thereon from April 4, 2011, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 15 and September 15 of each year, commencing September 15, 2011, at the rate of 2.50% per annum, until the principal hereof is paid or made available for payment or converted. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at 5:00 p.m., New York City time, on the Regular Record Date for such interest, which shall be March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at 5:00 p.m., New York City time, on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders not more than fifteen calendar days and not less than ten calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture (as defined on the reverse hereof).
          Interest on the Notes shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.
          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
          This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by, and construed in accordance with, the laws of said State.
          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any

[1]	Use bracketed language only if Global Note.

[2]	Use bracketed language only if Global Note.

benefit under the Indenture (as defined on the reverse hereof) or be valid or obligatory for any purpose.

Dated:

INTERDIGITAL, INC.
By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee, certifies that this is one of the Notes referred to in the Indenture.
By:
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]
2.50% Senior Convertible Note due 2016
          INTERDIGITAL, INC., a Pennsylvania corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), issued this Note under an Indenture dated as of April 4, 2011, (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee, to which reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders and of the terms upon which the Notes are, and are to be, authorized and delivered. Except as specifically provided in Section 1(a) hereof, all terms used in this Note which are defined in the Indenture shall have the meaning assigned to them in the Indenture.
1. Further Provisions Relating to Interest
          (a) Additional Interest. If, at any time during the six-month period beginning on, and including, the date which is six months after the last original issuance date of the Notes (including any Notes issued pursuant to the Initial Purchaser’s over-allotment option to purchase Additional Notes), the Company fails to timely file any document or report that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than current reports on Form 8-K), the Company shall pay additional interest (the “Rule 144 Additional Interest”) on the Notes which shall accrue on all transfer restricted Notes at an annual rate of 0.50% per annum of the principal amount of such Notes outstanding for each day during such period for which the Company’s failure to file continues.
          (b) In the event of the Company’s failure to comply with the covenant in Section 4.03(a) of the Indenture and the Company’s failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act (which also relate to the provision of reports), the Company may elect that the sole remedy for the resulting Event of Default for the 180 days after the occurrence of such Event of Default shall consist exclusively of the right to receive additional interest (the “Reporting Additional Interest”) on the Notes at an annual rate equal to (i) 0.25% of the outstanding principal amount of the Notes from the first date of the occurrence of such Event of Default to, but not including, the 90th day thereafter (or such earlier date on which the Event of Default relating to the Company’s reporting obligations pursuant to Section 4.03(a) of the Indenture and Section 314(a)(1) of the Trust Indenture Act shall have been cured or waived) and (ii) 0.50% of the outstanding principal amount of the Notes from the 91st date following the occurrence to the 180th day after the first date of the occurrence of such Event of Default (or such earlier date on which the Event of Default relating to the Company’s reporting obligations pursuant to Section 4.03(a) of the Indenture and Section 314(a)(1) of the Trust Indenture Act shall have been cured or waived). In the event the Company does not elect to pay the Reporting Additional Interest upon an Event of Default in accordance with Section 6.13 of the Indenture, the Notes shall be subject to acceleration pursuant to Section 6.02 of the Indenture. This Reporting Additional Interest shall be payable in arrears on the same dates and in the same manner as regular interest on the Notes. On such 180th day (or earlier, if the Event of Default relating to the Company’s reporting obligations pursuant to Section 4.03(a) of the Indenture and Section 314(a)(1) of the Trust Indenture Act is cured or waived prior to such 180th day), if such Event of Default is continuing, such Reporting Additional Interest shall cease to accrue and the Notes shall be subject to acceleration as provided in Section 6.02 of the Indenture. For the avoidance of doubt, in the event Rule 144 Additional Interest is also triggered under Section 4.12 of the Indenture and the Company has elected that the accrual of Rule 144 Additional Interest be the sole remedy for any such Event of Default, no Reporting Additional Interest shall be payable pursuant to Section 6.13 of the Indenture for so long as Rule 144 Additional Interest is also accruing and payable pursuant to Section 4.12 of the Indenture.
          (c) Except as otherwise specifically set forth, all references herein to “interest” include Defaulted Interest, if any, Rule 144 Additional Interest, if any, and Reporting Additional Interest, if any.
1. Method of Payment
          The Company shall pay interest on the Notes (except Defaulted Interest) to the Persons who are registered holders of Notes at 5:00 p.m., New York City time, on the March 1 and September 1 next preceding the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.
          The Company shall pay interest on:
          (i) any Global Notes to the Depositary in immediately available funds;
          (ii) any Notes in certificated form having a principal amount of less than $2,000,000, by check mailed to the address of the Person in whose name such Notes are registered as it appears in the Register; and
          (iii) any Notes in certificated form having a principal amount of $2,000,000 or more, by wire transfer in immediately available funds at the election of the Holder of such Notes duly delivered to the Trustee at least five Business Days prior to the relevant Interest Payment Date.
2. Paying Agent, Registrar and Conversion Agent
          Initially, The Bank of New York Mellon Trust Company, N.A., a national banking association organized under the laws of the United States (the “Trustee”), shall act as Paying Agent, Registrar and Conversion Agent. The Company may appoint and change any Paying Agent, Registrar or co-registrar or Conversion Agent without notice. The Company or any of its Wholly Owned Subsidiaries that is not a Foreign Subsidiary may act as Paying Agent, Registrar or co-registrar.
3. Sinking Fund
          The Notes are not subject to any sinking fund.

4. Repurchase of Notes at the Option of Holders
          Upon the occurrence of a Fundamental Change, the Holder has the right to require the Company to repurchase all or part of such Holder’s Notes in a principal amount thereof that is equal to $1,000 in principal amount or whole multiples thereof on the Fundamental Change Repurchase Date at a price, payable in cash, equal to 100% of the principal amount of the Notes such Holder elects to require the Company to repurchase, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date. The Company or, at the written request of the Company, the Trustee shall provide to all record Holders a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof on or before the tenth Business Day after the occurrence of such Fundamental Change.
5. Conversion
          Subject to the provisions of the Indenture, the Holder hereof may convert, during certain periods and upon the occurrence of certain conditions specified in the Indenture and prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Maturity Date, any Notes or portion thereof that is $1,000 or multiples thereof at a Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture, upon surrender of this Note, together with a conversion notice as provided in the Indenture and this Note, to the Company at the office or agency of the Company maintained for that purpose and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by its duly authorized attorney. Upon conversion, the Company shall satisfy its Conversion Obligation in cash and shares of Common Stock, if applicable. The initial Conversion Rate shall be 17.3458 shares of Common Stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $57.65 per share of Common Stock). No fractional shares of Common Stock shall be issued upon any conversion, but an adjustment in cash shall be paid to the Holder, as provided in the Indenture, in respect of any fraction of a share that would otherwise be issuable upon the surrender of any Note or Notes for conversion. No adjustment shall be made for dividends or any shares issued upon conversion of such Note except as provided in the Indenture.
6. Denominations, Transfer, Exchange
          The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.
7. Persons Deemed Owners
          The registered Holder of this Note may be treated as the owner of it for all purposes.

8. Unclaimed Money
          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest and any shares of Common Stock or other property due in respect of converted Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money and/or securities must look to the Company for payment as general creditors.
9. Amendment, Waiver
          Subject to certain exceptions, the Indenture contains provisions permitting a modification or amendment of the Indenture or the Notes with the written consent or affirmative vote of the Holders of a majority in aggregate principal amount of the then outstanding Notes and the waiver of any Event of Default (other than with respect to nonpayment, a failure to satisfy the Conversion Obligation or a provision that cannot be amended without the written consent of each Holder affected) or noncompliance with any provision with the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes.
          In addition, the Indenture permits an amendment of the Indenture or the Notes without the consent of any Holder under circumstances specified in the Indenture. The Indenture also permits an amendment of the Indenture or the Notes only with the consent of any Holder affected thereby under circumstances specified in the Indenture.
10. Defaults and Remedies
          Except as specified in the Indenture, if an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company and Subsidiary Guarantors) and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the principal amount of the Notes and accrued and unpaid interest on the outstanding Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company or any Subsidiary Guarantor occurs, the principal amount of the Notes and accrued and unpaid interest on the outstanding Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.
          If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Subject to certain exceptions, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has given the Trustee written notice of an Event of Default, (ii) holders of at least 25% in aggregate principal amount of the outstanding Notes have made a written request to the Trustee to pursue the remedy and offered reasonable security or indemnity against any costs, liability or expense of the Trustee, (iii) the Trustee fails to comply with such request within 60 calendar days after receipt of such request and the offer of indemnity and (iv) the Trustee has not received an inconsistent direction from the holders of a majority in aggregate principal amount of the outstanding Notes. Subject to certain restrictions, the Holders of a majority in aggregate principal amount of the outstanding Notes are given the right to direct the time, method and place of any proceedings for any remedy available to the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability or expense for which the Trustee has not received adequate indemnity as determined by it in good faith. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
          No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Company and the holder of the Notes, the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein and in the Indenture prescribed.
11. Trustee Dealings with the Company
          Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
12. No Recourse Against Others
          No past, present or future director, officer, employee, incorporator, shareholder or partner, as such, of the Company shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.
13. Authentication
          This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.
14. Abbreviations
          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

15. GOVERNING LAW
          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
16. CUSIP and ISIN Numbers
          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers in notices of repurchase as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of repurchase and reliance may be placed only on the other identification numbers placed thereon.
          The Company shall furnish to any holder of Notes upon written request and without charge to the holder a copy of the Indenture which has in it the text of this Note.

CONVERSION NOTICE

TO:	INTERDIGITAL, INC. THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
          The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated in accordance with the terms of the Indenture referred to in this Note, and directs that the cash and shares of Common Stock, if any, deliverable upon such conversion and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned shall provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.
Dated: ______________________

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

          Fill in the registration of shares of Common Stock, if any, if to be issued, and Notes if to be delivered, and the person to whom cash and payment for fractional shares is to be made, if to be made, other than to and in the name of the registered holder:
Please print name and address

(Name)

(Street Address)

(City, State and Zip Code)
Principal amount to be converted
   (if less than all):
$

Social Security or Other Taxpayer
   Identification Number:

NOTICE: The signature on this Conversion Notice must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

FUNDAMENTAL CHANGE REPURCHASE NOTICE

TO:	INTERDIGITAL, INC. THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
          The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from InterDigital, Inc. (the “Company”) regarding the right of holders to elect to require the Company to repurchase the Notes and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be repurchased by the Company as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Indenture.
Dated: ______________________

Signature(s):

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.
     Notes Certificate Number (if applicable): ____________________________
     Principal amount to be repurchased (if less than all, must be $1,000 or whole multiples thereof): ______________________
Social Security or Other Taxpayer Identification Number:  ________________

ASSIGNMENT
          For value received ____________________ hereby sell(s) assign(s) and transfer(s) unto _________________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Notes, and hereby irrevocably constitutes and appoints ____________________________ attorney to transfer said Notes on the books of the Company, with full power of substitution in the premises.
          In connection with any transfer of the Notes prior to the first anniversary of the last date of the original issuance of the Notes, the undersigned confirms that such Notes are being transferred:
☐	To InterDigital, Inc. or a subsidiary thereof; or

☐	To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

☐	Pursuant to a Registration Statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer;
and unless the Notes are being transferred to InterDigital, Inc. or a subsidiary thereof, the undersigned confirms that such Notes are not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended.
Unless one of the boxes is checked, the Trustee shall refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated: ______________________

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee
NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

EXHIBIT B
RESTRICTED COMMON STOCK LEGEND3
          THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT OF 1933”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, THE HOLDER:
     (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933;
     (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE ONE YEAR, OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE      % SENIOR CONVERTIBLE NOTES DUE 2016 OF INTERDIGITAL, INC. (THE “COMPANY”) RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OF 1933, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR (D) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, INCLUDING UNDER RULE 144, IF AVAILABLE, SUBJECT (IN THE CASE OF CLAUSE (D)) TO THE COMPANY’S AND THE TRANSFER AGENT’S RIGHT PRIOR TO ANY SUCH TRANSFER, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY AND THE TRANSFER AGENT; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSES 2(C) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

[3]	This legend should be included on shares of Common Stock issued upon conversion of Notes only if such shares of Common Stock are Restricted Securities.

B-1

EXHIBIT C
FORM OF SUPPLEMENTAL INDENTURE
FOR A SUBSIDIARY GUARANTEE
     WHEREAS, Section 4.11 of the Indenture dated as of April 4, 2011 between InterDigital, Inc., a Pennsylvania corporation (the “Company”) and The Bank of New York Mellon Trust Company, N.A., a national banking association organized under the laws of the United States (the “Trustee”), (the “Indenture”) provides, among other things, that the each Subsidiary of the Company shall execute and deliver an indenture supplemental (the “Supplemental Indenture”) to the Indenture and thereby give a Subsidiary Guarantee and become a Subsidiary Guarantor which shall be bound by the Subsidiary Guarantee upon the occurrence of the conditions set forth in Section 4.11;
     WHEREAS, this Supplemental Indenture shall be subject to and governed by the provisions of the Trust Indenture Act;
     WHEREAS, the execution of this Supplemental Indenture has been duly authorized by the Board of Directors of each Subsidiary Guarantor and all things necessary to make this Supplemental Indenture, when executed and delivered by each Subsidiary Guarantor, a valid, binding and legal instrument according to its terms have been done and performed;
     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:
     Pursuant to Section 4.11 of the Indenture, [the following Article 12 is hereby added to the Indenture][the following language shall supplement Article 12 as added to the Indenture pursuant to the supplemental indenture dated [        ]] solely with respect to Subsidiary Guarantees by the undersigned Subsidiary Guarantors with respect to the obligations set forth below.
     All terms not defined herein shall be as defined in the Indenture.
ARTICLE 12
SUBSIDIARY GUARANTORS
          SECTION 12.01. Subsidiary Guarantee Obligations.
     Each Subsidiary Guarantor executing this Supplemental Indenture hereby unconditionally and irrevocably guarantees, jointly and severally with the Company and any other Subsidiary Guarantor, to each Holder and to the Trustee and its successors and assigns (a) the full and prompt payment of principal of and interest on the Notes when due, whether at maturity, by acceleration, upon repurchase or otherwise, and all other monetary obligations of the Company under the Indenture and the Notes and (b) the full and prompt performance within applicable grace periods of all other obligations of the Company under the Indenture and the Notes (all the foregoing being hereinafter collectively called the “Subsidiary Guaranteed Obligations”).
     Each Subsidiary Guarantor waives, to the fullest extent permitted by law, presentation to, demand of, payment from and protest to the Company of any of the Subsidiary Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any Default under the Notes or the Subsidiary Guaranteed Obligations. The Obligations of each Subsidiary Guarantor hereunder shall not be affected, to the fullest extent permitted by law, by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any Subsidiary Guarantor) under the Indenture, the Notes or any other agreement or otherwise; (2) any extension or renewal of any thereof; or (3) the failure of any Holder or the Trustee to exercise any right or remedy against any other Subsidiary Guarantor of the Subsidiary Guaranteed Obligations.
     Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection).
     Except as expressly set forth in Section 4.11 of the Indenture and this Article 12, to the fullest extent permitted by law, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Subsidiary Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, to the fullest extent permitted by law, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any Default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.
     Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Subsidiary Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.
     In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Subsidiary Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Subsidiary Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Subsidiary Guaranteed Obligations and (B) accrued and unpaid interest on such Subsidiary Guaranteed Obligations (but only to the extent not prohibited by law).
     Each Subsidiary Guarantor shall pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.
          SECTION 12.02. Release of Subsidiary Guarantee. The Subsidiary Guaranteed Obligations of each Subsidiary Guarantor shall be released in accordance with Section 4.11 of the Indenture.
          SECTION 12.03. Maximum Amount; Contribution. The Subsidiary Guaranteed Obligations of each Subsidiary Guarantor shall be limited to an amount not to exceed the maximum amount that can be guaranteed by that Subsidiary Guarantor without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
          SECTION 12.04. Counterparts. The Subsidiary Guarantee shall be enforceable whether or not the Subsidiary Guarantor has executed a counterpart to the Note, and no signature by the Subsidiary Guarantor on the Note shall be required.
          SECTION 12.05. Trustee Disclaimer. The Trustee shall have no responsibility for the validity or the sufficiency of this Supplemental Indenture nor for the recitals contained herein.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and attested, all as of the day and year first above written.

INTERDIGITAL, INC. as Issuer
By:
Name:
Title:

[INSERT NAME OF SUBSIDIARY GUARANTOR]
By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee,
By:
Name:
Title:

C-4